___________________________________________________________________________


              AMENDED AND RESTATED PARTICIPATION AGREEMENT

                       Dated as of June 19, 1997
                                 among

                   WACKENHUT CORRECTIONS CORPORATION,
                         as Construction Agent,

                   WACKENHUT CORRECTIONS CORPORATION,
                               as Lessee,


               FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                 not individually, except as expressly
               stated herein, but solely as Owner Trustee
              under the Wackenhut Corrections Trust 1997-1


                      THE VARIOUS BANKS AND OTHER
                 LENDING INSTITUTIONS WHICH ARE PARTIES
                       HERETO FROM TIME TO TIME,
                             as the Holders

                      THE VARIOUS BANKS AND OTHER
                       LENDING INSTITUTIONS WHICH
                 ARE PARTIES HERETO FROM TIME TO TIME,
                             as the Lenders

                            SCOTIABANC INC.
                         as Documentation Agent

                                  and

                   NATIONSBANK, NATIONAL ASSOCIATION,
                    as Administrative Agent for the
                                Lenders




___________________________________________________________________________

                           TABLE OF CONTENTS


                                                                              Page
                                                                              ----
SECTION 1.  THE LOANS.........................................................   1

SECTION 2.  HOLDER FUNDINGS...................................................   1

SECTION 3.  SUMMARY OF TRANSACTIONS...........................................   2
     3.1.   Operative Agreements..............................................   2
     3.2.   Property Purchase.................................................   2
     3.3.   Construction of Improvements; Lease or Disposition of Properties..   2

SECTION 4.  THE CLOSINGS......................................................   2
     4.1.   Amendment Closing Date............................................   2
     4.2.   Initial Closing Date; Amendment Closing Date; Property
            Closing Dates; Construction Fundings..............................   3

SECTION 5.  FUNDINGS; REPORTING REQUIREMENTS ON COMPLETION
            DATE; LESSEE DELIVERY OF NOTICES..................................   3
     5.1.   General...........................................................   3
     5.2.   Procedures for Funding............................................   3
     5.3.   Conditions to the Holders' and the Lenders'
            Obligations to advance funds on the Initial Closing Date, the
            Amendment Closing Date or funds for the Acquisition of
            Property..........................................................   4
     5.4.   Conditions to the Holders' and the Lenders'
            Obligations to Make Construction Fundings for the
            Commencement of Construction of any Improvements..................   8
     5.5.   Conditions to the Holders' and the Lenders'
            Obligations to Make Construction Fundings for the Ongoing
            Construction on any Property Prior to the Construction Period
            Termination Date..................................................  10
     5.6.   Reporting and Delivery Requirements on Completion Date............  11
     5.7.   Construction Agent Delivery of Allocation Notice;
            Notice Regarding the Holder Construction Property Cost and
            Construction Budget Modifications.................................  12

     5.8.   Inspection of Documents; Hold Harmless; Removal of Properties.....  12

SECTION 6.  CONDITIONS OF THE AMENDMENT CLOSING...............................  12
     6.1.   Conditions to the Lessor's and the Holders' Obligations...........  12
     6.2.   Conditions to the Lessee's Obligations............................  14
     6.3.   Conditions to the Agent's Obligations.............................  15

SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE AMENDMENT CLOSING DATE......  16
     7.1.   Representations and Warranties of the Initial Holders.............  16

                                                                               Page
                                                                               ----
     7.2.   Representations and Warranties of the Owner Trustee...............  18
     7.3.   Representations and Warranties of the Construction Agent and
            the Lessee........................................................  20
     7.4.   Representations and Warranties of the Agent.......................  25

SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES...................  25
     8.1.   Representations and Warranties on Property Closing Dates..........  25
     8.2.   Representations and Warranties Upon Initial Construction
            Fundings..........................................................  27
     8.3.   Representations and Warranties Upon the Date of Each
            Construction Funding that is not an Initial Construction
            Funding...........................................................  29
     8.4.   Certain Construction Fundings During Defaults.....................  30

SECTION 9.  PAYMENT OF CERTAIN EXPENSES.......................................  30
     9.1.   Transaction Expenses..............................................  30
     9.2.   Certain Fees and Expenses.........................................  31
     9.3.   Unused Fee and Holder Unused Fee..................................  31

SECTION 10. OTHER COVENANTS AND AGREEMENTS....................................  32
     10.1.  Cooperation with the Construction Agent or the Lessee.............  32
     10.2.  Covenants of the Owner Trustee and the Holders....................  32
     10.3.  Lessee Covenants, Consent and Acknowledgment;
            Construction Agent Covenants......................................  34
     10.4.  Sharing of Certain Payments.......................................  36
     10.5.  Grant of Easements, Voting at Meetings, etc.......................  36

SECTION 11. CREDIT AGREEMENT AND TRUST AGREEMENT..............................  36
     11.1.  Construction Agent's and Lessee's Credit Agreement Rights.........  36
     11.2.  Construction Agent's and Lessee's Trust Agreement Rights..........  37

SECTION 12. TRANSFER OF INTEREST..............................................  37
     12.1.  Restrictions on Transfer..........................................  38
     12.2.  Effect of Transfer................................................  38

SECTION 13. INDEMNIFICATION...................................................  38
     13.1.  General Indemnity.................................................  38
     13.2.  General Tax Indemnity.............................................  41
     13.3.  Environmental Indemnity...........................................  45

SECTION 14. MISCELLANEOUS.....................................................  45
     14.1.  Survival of Agreements............................................  45
     14.2.  No Broker, etc....................................................  45
     14.3.  Notices...........................................................  46

                                                                               Page
                                                                               ----
     14.4.  Counterparts......................................................  47
     14.5.  Amendments and Termination........................................  47
     14.6.  Headings, etc.....................................................  47
     14.7.  Parties in Interest...............................................  48
     14.8.  GOVERNING LAW; WAIVERS OF JURY TRIAL..............................  48
     14.9.  Submission to Jurisdiction; Waivers...............................  48
     14.10. Severability......................................................  49
     14.11. Liability Limited.................................................  49
     14.12. Rights of Lessee..................................................  50
     14.13. Further Assurances................................................  50
     14.14. Calculations under Operative Agreements...........................  50
     14.15. Confidentiality...................................................  51
     14.16. Calculation of Rent, Interest, Holder Yield and Fees..............  52

Schedule 1      Initial Holders........................................ Schedule-1

EXHIBIT A       REQUISITION FORM.............................................. A-1
    Schedule 1        Legal Description of Land............................... A-4
    Schedule 2        Description of Improvements............................. A-5
    Schedule 3        Description of Equipment................................ A-6
    Schedule 4        Work.................................................... A-7

EXHIBIT B       WACKENHUT CORRECTIONS CORPORATION OFFICER'S
                CERTIFICATE................................................... B-1
    Schedule 1        [itemized expenditures]................................. B-3


EXHIBIT C       FORM OF OPINION OF COUNSEL TO WACKENHUT
                CORRECTIONS CORPORATION....................................... C-1
EXHIBIT D       WACKENHUT CORRECTIONS CORPORATION OFFICER'S
                CERTIFICATE................................................... D-1
EXHIBIT E       WACKENHUT CORRECTIONS CORPORATION SECRETARY'S
                CERTIFICATE................................................... E-1
EXHIBIT F       FIRST SECURITY BANK, NATIONAL ASSOCIATION
                OFFICER'S CERTIFICATE......................................... F-1
EXHIBIT G       FIRST SECURITY BANK, NATIONAL ASSOCIATION
                CERTIFICATE OF ASSISTANT SECRETARY............................ G-1
EXHIBIT H       FORM OF OPINION OF COUNSEL TO FIRST SECURITY BANK,
                NATIONAL ASSOCIATION.......................................... H-1


Appendix A      Rules of Usage and Definitions....................... Appendix A-1

              AMENDED AND RESTATED PARTICIPATION AGREEMENT

     THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of June 19, 1997 (as amended, modified, restated or supplemented from time to time, this "Agreement"), is by and among WACKENHUT CORRECTIONS CORPORATION, a Florida corporation ("Wackenhut" or the "Construction Agent"); WACKENHUT CORRECTIONS CORPORATION, as Lessee (the "Lessee"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 (the "Owner Trustee" or the "Lessor"); NATIONSBANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Agent") for the Lenders; NATIONSBANK, NATIONAL ASSOCIATION, a national banking association and the various other banks and lending institutions which are parties hereto from time to time as Holders; NATIONSBANK, NATIONAL ASSOCIATION and the various other banks and lending institutions which are parties hereto from time to time as Lenders. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  THE LOANS.

     The Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements and to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof, and in consideration of the receipt of the proceeds of such Loans, the Lessor will issue the Notes (together with any note or notes issued in exchange or substitution therefor in accordance with the Credit Agreement, the "Notes"). The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time upon the appropriate submission by the Construction Agent of a Requisition and borrowing request therefor, in accordance with this Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral. The Lessee and the Construction Agent agree that each Property shall be improved for business purposes and shall not merely be held as unimproved Land for speculative purposes.

     SECTION 2.  HOLDER FUNDINGS.

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on each date Fundings are made in accordance with Section 5 hereof, each Holder shall make a Holder Funding on a pro rata basis to the Owner Trustee with respect to the Wackenhut

Corrections Trust 1997-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Fundings shall be three percent (3%) of the amount of the Funding being funded on such date; provided, no Holder shall be obligated for any Holder Funding in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Fundings shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Funding shall be permitted such that the Holder Funding with respect to such Funding is less than 3% of the outstanding amount of such Funding, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, not joint, and not joint and several.

     SECTION 3.  SUMMARY OF TRANSACTIONS.

     3.1. Operative Agreements. As of the date hereof (the "Initial Closing Date"), each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Notes, the Certificates, the Trust Agreement, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

     3.2. Property Purchase. On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Funding in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, and (c) the Lessor will purchase, or lease pursuant to a Ground Lease, the applicable Property identified by the Construction Agent, and grant the Agent a Lien on such Property by execution of the required Security Documents.

     3.3. Construction of Improvements; Lease or Disposition of Properties. Construction Fundings will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and ongoing construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting such Work and the construction of such Improvements and the expenditures of the Construction Fundings related thereto. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and at such time Lessee shall execute and deliver to Lessor a Lease Supplement relating to the particular Property and thereupon the Term shall commence with respect to such Property.

     SECTION 4.  THE CLOSINGS.

     4.1. Amendment Closing Date. All documents and instruments required to be delivered on the Amendment Closing Date shall be delivered at the offices of Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee. Because certain Properties are already owned by the Owner Trustee and are under construction, and because real estate and other filings have already been made showing the Initial Closing Date, the amended and restated Operative Agreements continue to be dated as of the Initial Closing Date to avoid confusion and to help maintain the Lien on those Properties. Notwithstanding such dating, the obligations under new Lenders and Holders arise on the date they actually execute and deliver the Operative Agreements.

     4.2. Initial Closing Date; Amendment Closing Date; Property Closing Dates; Construction Fundings. The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is reasonably satisfactory to the Lessor, the Construction Agent and the Agent, in connection with (a) each of the Initial Closing Date and the Amendment Closing Date relating to the Transaction Expenses and other fees, expenses and disbursements payable by the Lessor pursuant to Section 9.1(a) with invoices (in form and substance reasonably acceptable to the Agent and the Lessor) for such Transaction Expenses and other fees, expenses and disbursements attached to such Requisition, (b) each Property Closing Date relating to each Acquisition Funding pursuant to Section 5.3 and (c) each date of a Construction Funding pursuant to Sections 5.4 or 5.5.

     SECTION 5. FUNDINGS; REPORTING REQUIREMENTS ON COMPLETION DATE; LESSEE DELIVERY OF NOTICES.

     5.1. General. To the extent funds have been made available to the Lessor as Loans by the Lenders and Holder Fundings by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Rent Commencement Date with respect to such Property,
(ii) at the direction of the Construction Agent to acquire Properties in accordance with the terms of this Agreement, the Agency Agreement, the Lease and the other Operative Agreements, (iii) to make advances to the Construction Agent to permit the testing, engineering, installation, development, construction, modification, design and renovation, as applicable, of Improvements in accordance with the terms of the Agency Agreement, the Lease and the other Operative Agreements, and (iv) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 9.1(a) and (b).

     5.2. Procedures for Funding.

           (a) The Construction Agent shall designate the date for Fundings hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than eight (8) Fundings (of which only two (2) may be Eurodollar Fundings) may be requested during any calendar month. Not less than (i) one (1) Business Day prior to the date of any requested Base Rate Funding and (ii) three (3) Business Days prior to the date of any requested Eurodollar Funding, the Construction Agent shall deliver to the Lessor and the Agent, (A) with respect to the Initial Closing

      Date, the Amendment Closing Date and each Property Closing Date, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Lessor and the Agent) and (B) with respect to each Construction Funding, a Requisition identifying (among other things) the Property to which such Work relates.

           (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Fundings and that the Lenders make Loans to the Lessor for the payment of the Property Acquisition Costs (in the case of an Acquisition Funding) or other Property Costs, including the cost of Improvements (in the case of a Construction Funding) that have previously been incurred and were not subject to a prior Requisition, in each case as specified in the Requisition.

           (c) Subject to the terms and conditions of the Credit Agreement and the Trust Agreement and subject to the satisfaction of the conditions precedent set forth in Sections 5.3, 5.4 or 5.5, as applicable, on each Property Closing Date or the date on which the Construction Funding is to be made, as applicable, (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to 97% of the Requested Funds specified in any Requisition (such loans to be apportioned 88% to Series A Loans and 9% to Series B Loans), up to aggregate principal amount equal to the Available Commitments, (ii) each Holder shall make a pro rata Holder Funding based on its Holder Commitment in an amount such that the aggregate of all Holder Fundings at such time shall be 3% of the balance of the Requested Funds specified in such Requisition, provided no such Holder Funding shall exceed such Holder's pro rata share of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Fundings made on such date shall (w) be used by the Lessor to pay the Property Acquisition Costs within three (3) Business Days of the receipt by the Lessor of such Funding (in the case of a Property Closing Date), (x) be used by the Lessor on the date of such Funding to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Rent Commencement Date with respect to such Property, (y) be used by the Lessor to pay Transaction Expenses, fees, expenses and other disbursements to the extent permitted under Sections 5.3, 5.4 or 5.5, or (z) be disbursed by the Lessor, on the date of such Funding, to the Construction Agent or the Lessee to pay Property Costs, as applicable. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

     5.3. Conditions to the Holders' and the Lenders' Obligations to advance funds on the Initial Closing Date, the Amendment Closing Date or funds for the Acquisition of Property.

           (a) The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor on the Initial Closing Date or the Amendment Closing Date for the purpose of providing funds to the Lessor necessary to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 9.1 of this Agreement, are subject to the prior or contemporaneous satisfaction or waiver of the following conditions precedent:

                    (i) the correctness in all material respects on such date
               of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                    (ii) the performance in all material respects by the
               Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements which covenants are to be performed by them on or prior to such date;

                    (iii) the satisfaction of all conditions to any such Holder
               Funding or Loan set forth in any Operative Agreement;

                    (iv) the Agent and the Owner Trustee shall have received a fully executed copy of a counterpart of the respective Requisition, appropriately completed; and

                    (v) no Default or Event of Default under any of the
               Operative Agreements shall have occurred after giving effect to the Funding requested by such Requisition.

           (b) The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under Section 9.1 (b) of this Agreement and to acquire a Property, are subject to the prior or contemporaneous satisfaction or waiver of the following conditions precedent:

                 (i) the correctness in all material respects on such Property
            Closing Date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                 (ii) the performance in all material respects by the
            Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements which covenants are to be performed by them on or prior to each such Property Closing Date;

                 (iii) the satisfaction of all conditions to any such Holder
            Funding or Loan set forth in any Operative Agreement;

                 (iv) the Agent and the Owner Trustee shall have received a fully executed copy of a counterpart of the respective Requisition, appropriately completed;

                 (v) title to each Property being acquired on such Property
            Closing Date shall conform to the representations and warranties set forth in Section 8.1(c) hereof;

                 (vi) the Construction Agent shall have delivered to the Lessor a copy of the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any) with respect to the Land, and a copy of the Bill of Sale with respect to the Equipment, in each case for such of the foregoing as are being acquired on such Property Closing Date; and such Land and existing Improvements shall be located in an Approved State;

                 (vii) there shall not have occurred and be continuing any
            Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements shall have occurred after giving effect to the Funding requested by such Requisition;

                 (viii) the Construction Agent shall have delivered to the
            Agent and the Owner Trustee, title insurance commitments to issue policies in favor of the Owner Trustee and the Agent with respect to each Property being acquired on such Property Closing Date, such policies being in form and substance reasonably acceptable to the Owner Trustee and the Agent, with such title exceptions thereto as are reasonably acceptable to the Owner Trustee and the Agent; and the Construction Agent shall deliver to the Owner Trustee and the Agent, as soon as possible after such Property Closing Date, the final title insurance policies for each such Property, taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no additional exceptions to coverage;

                 (ix) the Construction Agent shall have delivered to the Agent and the Owner Trustee a "Phase I" environmental site assessment with respect to each such Property, prepared by an independent recognized professional reasonably acceptable to the Agent and the Owner Trustee and in a form and substance that is reasonably acceptable to the Agent and the Owner Trustee;

                 (x) the Construction Agent shall have delivered to the Agent and the Owner Trustee a survey of each such Property, prepared by an independent recognized professional meeting the then current minimum standard detail requirements for American Land Title Association/American Congress of

            Surveying and Mapping (ALTA/ACSM) Land Title Surveys certified to the Agent and otherwise reasonably acceptable to the Agent;

                 (xi) the Construction Agent shall have caused to be delivered to the Agent and the Owner Trustee a legal opinion (in form and substance reasonably satisfactory to the Agent and the Owner Trustee) from counsel located in the state where each such Property is located or, if the Agent and the Owner Trustee have previously received an opinion from counsel in such state, the Agent and the Owner Trustee (in their discretion) may accept an update or a reaffirmation of the previous opinion, in each case addressed to each Lender;

                 (xii) the Owner Trustee and the Agent shall be satisfied, in their sole discretion, that the acquisition or ground leasing of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not adversely affect in any material respect the rights of the Owner Trustee, the Holders, the Agent or the Lenders under or with respect to the Operative Agreements in effect as of such Property Closing Date (it being understood and acknowledged that the Agent and the Owner Trustee may require that the Construction Agent deliver an acceptable legal opinion in connection with this condition);

                 (xiii) the Construction Agent shall have determined (as set forth in the related Requisition) that such Property is appropriate for its business operations; and the Agent shall have consented to the Lessor's acquisition of such Property, which consent (subject to clause (xii) above) shall not be unreasonably withheld or delayed;

                 (xiv) the Construction Agent shall have delivered to the Agent and the Owner Trustee, respecting each such Property, invoices for the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 9.1 (a) or (b) of this Agreement;

                 (xv) the Lessor shall have delivered to the Agent a Mortgage
            Instrument and Lender Financing Statements with respect to each such Property in a form reasonably acceptable to the Agent and Lessee;

                 (xvi) the Construction Agent shall have delivered to the
            Lessor (A) with respect to each such Completed Property, a Lease Supplement and a memorandum regarding the Lease and such Lease Supplement, and (B) with respect to each such Property (other than a Completed Property), a memorandum regarding the Lease (such memoranda referenced in the foregoing (A) and (B) to be substantially in the forms attached to the Lease as Exhibit C-1 or Exhibit C-2 as appropriate, and in each case, in form suitable for recording);

                 (xvii) the Construction Agent shall have delivered to the
            Lessor with respect to each such Property Lessor Financing Statements executed by the Lessee and the Lessor;

                 (xviii) if any such Property is subject to a Ground Lease, the
            Construction Agent shall have caused a lease memorandum (in form and substance satisfactory to the Agent) to be delivered to the Agent for such Ground Lease;

                 (xix) counsel for the ground lessor of each such Property
            subject to a Ground Lease shall have issued to the Lessor, the Agent and the Holders, an opinion satisfactory to the Agent;

                 (xx) all necessary (or in the reasonable opinion of the Owner
            Trustee, the Agent, or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;

                 (xxi) the Construction Agent shall cause (i) Uniform
            Commercial Code lien searches, tax lien searches and judgment lien searches regarding each of the Lessee and the Lessor to be conducted (and copies thereof to be delivered to the Agent and the Owner Trustee) in the state and county (or other jurisdiction) in which such Property is located, by a nationally recognized search company acceptable to the Owner Trustee and the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Owner Trustee or the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Owner Trustee and the Agent; and

                 (xxii) the Agent shall have received an Appraisal for such
            Property showing that such Property has a value at least equal to eighty-five percent (85%) of the expected total Property Cost of such Property and all Improvements constructed or expected to be constructed thereon (based on a Construction Budget satisfying the requirements of Section 5.4(e)).

     5.4. Conditions to the Holders' and the Lenders' Obligations to Make Construction Fundings for the Commencement of Construction of any Improvements. The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under Section 9.1(b) of this Agreement, to make an advance for the commencement of construction of any Improvements on a Property, or to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), in each case during the period prior to the earlier of (i) the Applicable Property

Construction Termination Date for such Property and (ii) the Construction Period Termination Date, are subject to the satisfaction or waiver of the following conditions precedent:

           (a) the correctness in all material respects on the date of such Holder Fundings and Loans of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

           (b) the performance in all material respects by the Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

           (c) the satisfaction of all conditions to any such Holder Funding or Loan set forth in any Operative Agreement;

           (d) the Agent and the Owner Trustee shall have received a copy of a fully executed counterpart of the respective Requisition appropriately completed, together with copies of all Bills of Sale with respect to any Equipment acquired as a part of any Improvements;

           (e) with respect to each Initial Construction Funding, the Agent and the Owner Trustee shall have received a copy of the Construction Budget for the completion of the Improvements to which such Funding relates, which Construction Budget shall indicate a total Property Cost for such Improvements and the Land on which such Improvements are to be constructed of not less than $5,000,000;

           (f) with respect to each Initial Construction Funding, (i) the title insurance commitments to issue policies (and any policies) delivered in connection with the requirements of Section 5.3(b)(viii) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (e) above taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no additional exceptions to coverage, and (ii) all necessary recording fees, documentary stamp taxes or similar amounts will be paid in connection with the related Mortgage Instrument in an amount sufficient to cover such maximum total Property Cost;

           (g) there shall not have occurred and be continuing any Event of Default or (except as permitted under Section 8.4) any Default under any of the Operative Agreements, and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Funding requested by such Requisition;

           (h) with respect to each Initial Construction Funding, based upon Construction Budgets which satisfy the requirements of subparagraph (e) above, the Available

      Commitment and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements; and

           (i) the Construction Agent shall have determined (as set forth in the related Requisition) that such Improvements are appropriate to its business; and the Agent shall have consented to such Improvements, which consent shall not be unreasonably withheld or delayed.

     5.5. Conditions to the Holders' and the Lenders' Obligations to Make Construction Fundings for the Ongoing Construction on any Property Prior to the Construction Period Termination Date. The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor (i) in connection with all subsequent requests for Fundings to pay the Transaction Expenses, fees, expense and other disbursements payable by Lessor under Section 9.1(b) of this Agreement, (ii) to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Basic Rent Commencement Date with respect to such Property, and (iii) to pay for the construction of Improvements with respect to any Property, in each case prior to the earlier of
(i) the Applicable Property Construction Termination Date for such Property and
(ii) the Construction Period Termination Date, are subject to the satisfaction or waiver of the following conditions precedent:

           (a) the correctness in all material respects on the date of such Holder Fundings and Loans of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

           (b) the performance in all material respects by the Construction Agent and the Lessee hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

           (c) the satisfaction of all conditions to any such Holder Funding or Loan set forth in any Operative Agreements;

           (d) the Agent and the Owner Trustee shall have received a copy of a fully executed counterpart of the respective Requisition, appropriately completed;

           (e) there shall not have occurred and be continuing any Event of Default or (except as permitted under Section 8.4) any Default under any of the Operative Agreements, and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Funding requested by such Requisition;

           (f) (with respect to each Construction Funding) based upon Construction Budgets which satisfy the requirements of Section 5.4(e) of this Agreement, the Available

      Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements; and

           (g) with respect to each Construction Funding, the title insurance commitments to issue policies (or any policies) delivered in connection with the requirements of Section 5.3(b)(iii)) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in Section 5.4(e) (and taking into account any additional Property Cost represented by such Construction Funding), taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property (other than Permitted Liens which the title company insures as being junior to the Liens of the Lessor, the Administrative Agent, the Lenders and the Holders), and otherwise showing no additional exceptions to coverage.

     5.6. Reporting and Delivery Requirements on Completion Date. On the Completion Date for each Property, the Construction Agent shall deliver to the Agent, and the Owner Trustee an Officer's Certificate in the form attached hereto as Exhibit B specifying (a) the Completion Date for the construction of Improvements at the Property, (b) the aggregate Property Cost for the Property and (c) if any of the Property consists of Tangible Personal Property, a separate statement of the Property Cost attributable to such Tangible Personal Property. Such Officer's Certificate shall also include, in form and in detail reasonably acceptable to the Agent and the Holders, a summary of the Property Cost figures and a certification to the effect that all Improvements have been made in accordance with all applicable material Legal Requirements, in a good and workmanlike manner and otherwise in substantial compliance with the standards and practices of the Construction Agent with respect to properties and improvements owned by the Construction Agent, and that no consent or approval of any Person is required for such Improvements except for consents and approvals which have already been obtained. Furthermore, (i) on the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered originals of the following to the Agent (and copies thereof to the Owner Trustee) each of which shall be in a form reasonably acceptable to the Agent: (1) insurance certificates with respect to the Property as required under the Lease Agreement; (2) a Lease Supplement with respect to the Property, (3) a memorandum of the Lease and such Lease Supplement (in form suitable for recording), and (4) if requested by the Agent or the Owner Trustee, amendments or modifications to the Lessor Financing Statements executed by the Lessee and the Lessor; and (ii) within ninety (90) days after the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered originals of the following to the Agent (and copies thereof to the Owner Trustee) each of which shall be in a form reasonably acceptable to the Agent: (1) an as-built survey for the applicable Property, (2) an endorsement of the title insurance policy regarding such Property, amending the effective date of such policy to the date of such endorsement and taking no exception for any Lien on account of materials furnished or labor performed in connection with the Property (except for Liens which have been fully bonded by bonds acceptable to the Agent), and otherwise showing no additional exceptions to coverage, and (3) the final Plans and Specifications for such Property. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts paid or required to be paid in connection with the related Mortgage Instrument shall be in an amount required by applicable law.

     5.7. Construction Agent Delivery of Allocation Notice; Notice Regarding the Holder Construction Property Cost and Construction Budget Modifications. The Construction Agent covenants and agrees to deliver (i) to the Agent at least five (5) Business Days before any Scheduled Interest Payment Date during the Commitment Period the Allocation Notice referred to in the first sentence of Section 2.3(b) of the Credit Agreement, and (ii) to the Agent and the Owner Trustee each month any modification to any Construction Budget regarding any Property; provided, no Construction Budget may be amended unless (a) the title insurance policies referenced in Section 5.3(b)(viii) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f)(i) of this Agreement and, if necessary, any additional recording fees, documentary stamp taxes or similar amounts paid in connection with the related Mortgage Instrument in an amount sufficient to comply with the requirements of Section 5.4(f)(ii), and (b) after giving effect to any such amendment the Construction Budget remains in compliance with the requirements of Section 5.4(e) of this Agreement.

     5.8. Inspection of Documents; Hold Harmless; Removal of Properties. Any document or item (including without limitation any environmental report) delivered to the Agent shall be available for inspection at any time during ordinary business hours upon reasonable notice by any Lender or Holder. The Agent shall not incur any liability to any Lender, any Holder, the Owner Trustee or any other Person (and each Lender, each Holder, the Owner Trustee, the Lessee and the Construction Agent hereby holds the Agent harmless from any such liability) as a result of any such document or item, any information contained therein, the failure to receive any such document, or the Agent's approval of any Property. In the event the Majority Lenders determine that any environmental site assessment reveals an Environmental Violation and they or the Agent so notify the Lessee, then the Lessee shall remedy or purchase such Property in accordance with Sections 15.2, 16.1 and 16.2 of the Lease, provided that if the Property is a Construction Period Property, the Construction Agent shall be responsible for such remedy or purchase.

     SECTION 6.  CONDITIONS OF THE AMENDMENT CLOSING.

     6.1. Conditions to the Lessor's and the Holders' Obligations. The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Amendment Closing Date, are subject to (i) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Amendment Closing Date and (iv) the satisfaction, or waiver by the Lessor and the Holders, of all of the following conditions on or prior to the Amendment Closing Date:

           (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in Section 6.1(g) hereof;

           (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provision for such payment shall have been made to the reasonable satisfaction of the Lessor and the Agent;

           (c) No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

           (d) In the reasonable opinion of the Lessor and the Holders and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal Requirements and do not and will not subject the Lessor or the Holders to any materially adverse regulatory prohibitions or constraints;

           (e) The Lessor and the Agent shall each have received an Officer's Certificate of the Lessee, dated as of the Amendment Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to such parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Amendment Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Amendment Closing Date;

           (f) The Lessor and the Agent shall each have received (i) a certificate of the Secretary or an Assistant Secretary of Lessee in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to such parties attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by Lessee of each of the Operative Agreements to which it is or will be a party, (B) its certificate of incorporation and by-laws, in each case certified as of a recent date by the Secretary of State of the State of its incorporation, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate officer of each state in which it is required to be qualified to do business as to its good standing in such state;

           (g) Counsel for the Lessee and the Guarantor reasonably acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders an opinion in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to such parties; and

           (h) As of the Amendment Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee from that set forth in the audited financial statements of the Lessee dated December 29, 1996.

     6.2. Conditions to the Lessee's Obligations. The obligation of the Lessee to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the Operative Agreements to which it is a party as of the Initial Closing Date, is subject to (i) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Amendment Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Amendment Closing Date:

           (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements (other than Notes of which it shall have received a specimen);

           (b) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any material Legal Requirements and will not subject Lessee to any materially adverse regulatory prohibitions or constraints;

           (c) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental

      Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

           (d) The Lessee and the Agent shall each have received an Officer's Certificate of the Lessor dated as of such Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to Lessee and the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Amendment Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Amendment Closing Date;

           (e) The Lessee and the Agent shall each have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to Lessee and the Agent, attaching and certifying as to (A) the signing resolutions,
      (B) its articles of incorporation or other equivalent charter documents, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company, (C) its by- laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the state of incorporation of the Trust Company; and

           (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent an opinion in the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to such parties.

     6.3. Conditions to the Agent's Obligations. The obligation of the Agent to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver each of the Operative Agreements to which it is a party as of the Initial Closing Date, is subject to (i) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Amendment Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Amendment Closing Date, and (iv) the satisfaction, or waiver by the Agent, of all of the following conditions on or prior to the Amendment Closing Date:

           (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Agent, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Agent shall have received a fully executed copy of each of the Operative Agreements (including the Notes). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessor's counsel to render its opinion referred to in Section 6.2(f) hereof;

           (b) The satisfaction of each of the conditions set forth in Sections 6.1(b), (c), (e), (f) and (h) and Sections 6.2(d), (e) and (f) hereof; and

           (c) In the reasonable opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal Requirements and do not and will not subject the Agent to any materially adverse regulatory prohibitions or constraints.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE AMENDMENT CLOSING DATE.

     7.1. Representations and Warranties of the Initial Holders. Effective as of the Amendment Closing Date, each Holder on such date represents and warrants to each of the other parties hereto that:

           (a) It is a national banking association, or a corporation that is a commercial finance company, in each case duly organized, validly existing and in good standing under the laws of the United States or the country or state of its organization and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

           (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of the stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, such Holder which have not been obtained and in full force and effect, (ii) violates or will violate any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) violates or will violate or result in any breach of or constitute any default under, or result in the creation of any Lien upon any Property or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) requires or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Properties or the Improvements);

           (c) This Agreement and each other Operative Agreement to which it is or will be a party have been, or will be, duly executed and delivered by it and constitute, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

           (d) There is no action or proceeding pending or, to its knowledge, threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;

           (e) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;

           (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

           (g) It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. It is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended; and

           (h) It is acquiring its interest in the Trust Estate for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in any Property, the Trust Estate or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 7.1(i) shall include or cover any action or inaction of the Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Owner Trustee or any of their Affiliates.

     7.2. Representations and Warranties of the Owner Trustee. Effective as of the Amendment Closing Date, Trust Company in its individual capacity and as the Owner Trustee, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in paragraphs
(h), (i), (j) and (k) below are made solely in its capacity as the Owner
Trustee:

           (a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party;

           (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of its stockholders, or any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) violates or will violate any current law, governmental rule or regulation relating to its banking or trust powers, (iii) violates or will violate or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which violation, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) requires or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

           (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

           (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

           (e) It has not assigned or transferred any of its right, title or interest in or under the Lease or the Agency Agreement except in accordance with the Operative Agreements;

           (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

           (g) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act, or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

           (h) The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

           (i) The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Fundings will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Federal Reserve Board; and

           (j) The Owner Trustee is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. The Owner Trustee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     7.3. Representations and Warranties of the Construction Agent and the Lessee. Effective as of the Amendment Closing Date, the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

           (a) Each of the Construction Agent and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; each of their Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization; and each of the Construction Agent and the Lessee and each of their Subsidiaries is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect. Each of the Construction Agent and the Lessee has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

           (b) The execution, delivery and performance by each of the Construction Agent and the Lessee of this Agreement and the other Operative Agreements to which each is or will be a party have been duly authorized by all necessary corporate action on the part of each of the Construction Agent and the Lessee (including any necessary shareholder action), have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement, decree, judgment or award which is applicable to or binding on the Construction Agent or the Lessee or any of their Subsidiaries, (ii) violate or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of either the Construction Agent or the Lessee or any of their Subsidiaries, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement or other agreement, instrument or document to which either the Construction Agent or the Lessee or any of their Subsidiaries is a party or which is binding on either the Construction Agent or the Lessee or any of their Subsidiaries or any of their respective properties, or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of either of the Construction Agent or the Lessee or any of their Subsidiaries;

           (c) Each of this Agreement and each other Operative Agreement to which the Construction Agent or the Lessee is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, the legal, valid or binding obligation of the Construction Agent or the Lessee, as the case may be, enforceable against it in accordance with the terms thereof, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity). The Construction Agent and the Lessee have each executed the various Operative Agreements required to be executed as of the Initial Closing Date;

           (d) There are no actions, suits or proceedings (including, without limitation, any derivative action) pending or, to the knowledge of either the Construction Agent or the Lessee, threatened with respect to the Construction Agent or Lessee or any of their Subsidiaries which, if adversely decided, are reasonably likely to result, either individually or collectively, in a Material Adverse Effect. None of the Construction Agent, the Lessee nor any of their Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 7.3(f), which are required in accordance with GAAP to be reported in such financial statements;

           (e) No Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement or (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, in each case, except those which have been obtained and are in full force and effect;

           (f) (i) The audited consolidated financial statements of each of the Construction Agent and the Lessee as at December 29, 1996, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended and
      (ii) the unaudited consolidated financial statements as at March 30, 1997, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP (subject to normal year-end adjustments) and fairly present the financial condition of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended and such 13-week period, respectively;

           (g) Since the date of the audited financial statements described in
      Section 7.3(f), there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect;

           (h) Neither the Construction Agent nor the Lessee knows of any proposed material tax assessments against it. No extension of time for assessment or payment of any material federal, state or local tax by either the Construction Agent or the Lessee is in effect;

           (i) ERISA.

                 (A) None of the employee benefit plans maintained at any time by the Construction Agent or the Lessee or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA;

                 (B) None of the employee benefit plans maintained at any time by the Construction Agent or the Lessee which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated nor has any such employee benefit plan of the Construction Agent or Lessee incurred any liability to the PBGC, other than for required insurance premiums which have been paid; neither the Construction Agent nor the Lessee has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan; the Construction Agent and the Lessee have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Construction Agent nor the Lessee has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by the PBGC;

                 (C) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Construction Agent or the Lessee, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                 (D) The consummation of the transactions contemplated by the
            Operative Agreements will not involve any prohibited transaction under ERISA;

                 (E) To the best of the Construction Agent's and the Lessee's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Construction Agent or the Lessee, has been administered in accordance with its terms and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                 (F) There has been no withdrawal liability incurred with
            respect to any Multi-employer Plan to which the Construction Agent or the Lessee is or was a contributor;

                 (G) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                 (H) Neither the Construction Agent nor the Lessee has any
            liability, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a Material Adverse Effect;

           (j) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in the Property, subject only to the Permitted Exceptions, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

           (k) Neither the Construction Agent nor the Lessee has filed a voluntary petition in bankruptcy or been adjudicated bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, receivership, dissolution or similar relief under any bankruptcy, receivership, insolvency, or other law relating to relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any part of its properties or its interest in any Property. No court of competent jurisdiction has entered an order, judgment, or decree approving a petition filed against the Construction Agent or the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy, receivership, insolvency or other law relating to relief for debtors, and no other liquidator has been appointed for the Construction Agent or the Lessee or all or any part of its properties or its interest in any Property, and no such action is pending. Neither the Construction Agent nor the Lessee has given notice to any Governmental Authority or any Person of insolvency or pending insolvency, or suspension or pending suspension of operations;

           (l) Each of the Construction Agent, the Lessee and their Subsidiaries owns marketable title to, or a subsisting leasehold interest in, all of its Properties free and clear of all Liens, except Permitted Liens;

           (m) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended;

           (n) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is engaged principally in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no part of the proceeds of the Loans or the Holder Fundings will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or maintaining or extending credit to others for such purpose, or for any purpose that violates, or is inconsistent with Regulations G, T, U, or X of the Federal Reserve Board;

           (o) Each of the Construction Agent, the Lessee and their Subsidiaries has filed all material tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall in accordance with GAAP have been set aside on its books;

           (p) To the best of the knowledge of each of the Construction Agent and the Lessee, after inquiry it has deemed appropriate, each of the Construction Agent, the Lessee and their Subsidiaries is in material compliance with all Environmental Laws and Occupational Safety and Health Laws where failure to comply could have a Material Adverse Effect. None of the Construction Agent, the Lessee nor any of their Subsidiaries has received notice of any claims that any of them is not in compliance in all material respects with any Environmental Law where failure to comply could have a Material Adverse Effect;

           (q) Each of the Construction Agent, the Lessee and their Subsidiaries is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which could result in Material Adverse Result; and

           (r) All information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter prepared and furnished by the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     7.4. Representations and Warranties of the Agent. Effective as of the Amendment Closing Date, the Agent represents and warrants to each of the other parties hereto that:

           (a) It is a national banking association duly organized and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative Agreement to which it is or will be a party;

           (b) The execution, delivery and performance by the Agent of this Agreement and each other Operative Agreement to which it is or will be a party are not, and will not be, inconsistent with the articles of incorporation or by-laws or other charter documents of the Agent, do not and will not contravene any applicable Law of the State of Florida or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument to which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of Florida or any federal law, rule or regulation of the United States of America governing its activities; and

           (c) Each of this Agreement and each other Operative Agreement to which it is a party has been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and has been, or on such Closing Date will be, duly executed and delivered by the Agent and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, will constitute a legal, valid and binding obligation enforceable against the Agent in accordance with the terms thereof.

     SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

     8.1. Representations and Warranties on Property Closing Dates. The Construction Agent and the Lessee hereby represent and warrant as of each Property Closing Date as follows:

           (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of such Property Closing Date as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such Property Closing Date;

           (b) The Properties to be acquired are being acquired at a price that is not in excess of the price that would be obtained on an arm's-length basis between unrelated parties, and such Properties consist of (i) unimproved Land, or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be renovated or modified in accordance with the terms of this Agreement, or (iii) Equipment. Each of the Properties is located at the site set forth on the applicable Requisition, which is in one of the Approved States;

           (c) Upon the acquisition of each Property on such Property Closing Date, and at all times thereafter, the Lessor will have marketable title to such Property, subject only to Permitted Exceptions;

           (d) The execution and delivery of each Operative Agreement delivered by the Construction Agent or the Lessee on such Property Closing Date and the performance of the obligations of the Construction Agent and the Lessee under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or the Lessee, as applicable;

           (e) Each Operative Agreement delivered on such Property Closing Date by the Construction Agent or the Lessee has been duly executed and delivered by the Construction Agent or the Lessee;

           (f) Each Operative Agreement delivered by the Construction Agent or the Lessee on such Property Closing Date is a legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with its respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

           (g) Upon filing of each of the UCC Financing Statements (with respect to the Property being acquired) in the filing offices designated by the Construction Agent or the Lessee, such UCC Financing Statements will have been filed with the appropriate Governmental Authorities in order to perfect a security interest in the Property described therein (to the extent perfection can be obtained by filing under the UCC);

           (h) Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment to the Agent of the filed Lessor Financing Statements, will perfect a valid first priority security interest in all Equipment and other collateral described therein in which a security interest or mortgage can be perfected by filing under the UCC, subject only to Permitted Exceptions, and upon filing, the Lessor Financing Statements will protect Lessor's interest under the Lease to the extent the Lease is a security agreement and mortgage;

           (i) No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by any such agency, then flood insurance has been obtained for such Property in accordance with
      Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

           (j) The Construction Agent has obtained insurance coverage for each Property being acquired by the Lessor on such Property Closing Date which meets the requirements of Article XIV of the Lease and all of such coverage is in full force and effect;

           (k) Each Property being acquired by the Lessor on such Property Closing Date complies with all Legal Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect; and

           (l) All utility services and facilities necessary for the construction of the Improvements existing on, or to be constructed after, such Property Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the boundaries of the real property upon which such Improvements exist or will be constructed on each such Property prior to the Completion Date for such Property.

     8.2. Representations and Warranties Upon Initial Construction Fundings. The Construction Agent and the Lessee hereby represent and warrant as of each date on which an Initial Construction Funding is made as follows:

           (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects on and as of the date of such Initial Construction Funding as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there does not exist any Event of Default or (except as permitted under Section 8.4 hereof) any Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such date;

           (b) The Lessor has marketable title to each Property, subject only to Permitted Exceptions;

           (c) Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment of the filed Lessor Financing Statements, will perfect a valid first priority security interest in all the Properties and other collateral described therein in which a security interest can be perfected by filing under the UCC, subject only to Permitted Liens;

           (d) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Funding is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property with respect to which a Funding is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

           (e) The Construction Agent has obtained insurance coverage covering the Property which is the subject of such Funding which coverage meets the requirements of Section 2.6 of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

           (f) The Improvements which are the subject of the Funding, as improved in accordance with the Plans and Specifications, will comply as of the applicable Completion Date with all applicable Legal Requirements and Insurance Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect, and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply as of the applicable Completion Date in all respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws), except to the extent that failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, threatened which adversely affects the title to, or the use, operation or value of, such Properties. No fire or other casualty with respect to such Properties has occurred which (y) has had a Material Adverse Effect or (2) is not fully covered by insurance. All utilities serving the related Properties, or proposed to serve the related Properties in accordance with the Plans and Specifications, are located in (or will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended have either been obtained from the appropriate Governmental Authorities or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable; and

           (g) All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the Initial Construction Funding have been substantially satisfied.

     8.3. Representations and Warranties Upon the Date of Each Construction Funding that is not an Initial Construction Funding. The Construction Agent and the Lessee hereby represent and warrant as of each date on which a Construction Funding is made, when such advance is not an Initial Construction Funding, as follows:

           (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements (including the representations and warranties set forth in Section 8.2) are true and correct in all material respects on and as of the date of such Construction Funding as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there does not exist any Event of Default or (except as expressly permitted under Section 8.4 hereof) any Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such date;

           (b) Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;

           (c) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Funding is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property have been obtained and are in full force and effect;

           (d) When completed, the Improvements shall be wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established; and

           (e) The Funding is secured by the Lien of the Security Agreement, and there have been no Liens against the applicable Improvements other than Permitted Liens.

     8.4. Certain Construction Fundings During Defaults. Notwithstanding any other provision of the Operative Agreements, unless an Event of Default has occurred and is continuing, the existence of a Default shall not prevent a Construction Funding with respect to an existing Property if (a) such Default does not relate to such Property and (b) the amount of such Funding, together with the amounts of any other Fundings (whether or not relating to such Property) made under the Operative Agreements during the period such Default has been continuing, do not exceed in the aggregate ten percent (10%) of the aggregate Commitments and Holder Commitments. The foregoing notwithstanding, no Acquisition Funding shall be made when any Default or Event of Default has occurred and is continuing.

     SECTION 9.  PAYMENT OF CERTAIN EXPENSES.

     9.1. Transaction Expenses.

           (a) Lessor agrees on the Initial Closing Date and the Amendment Closing Date, to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various outside legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Initial Closing Date and the Amendment Closing Date, including all Transaction Expenses (arising in connection with the Initial Closing Date and the Amendment Closing Date), and all other reasonable fees, expenses and disbursements in connection with the Initial Closing Date and the Amendment Closing Date, and including, without limitation, all fees, taxes and expenses for the recording, registration and filing of documents; provided, however, that the Lessor shall pay such amounts described in this Section 9.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before such date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date and the Amendment Closing Date, after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Fundings and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(a). The Lessee agrees to pay all amounts referred to in this Section 9.1(a) to the extent not paid by Lessor.

           (b) Lessor agrees on each Property Closing Date, on the date of any Construction Funding and on the Completion Date to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various outside legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Property Closing Date, the date of such Funding, or such Completion Date, including all Transaction Expenses (arising with respect to the Initial Closing Date and the Amendment Closing Date, such Property Closing Date, the date of such Funding or such Completion Date), all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4, 5.5 or 5.6 (including without limitation the cost of any Appraisals or environmental site assessments, any developer's fees, any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Property Closing Date, the date of such Funding or such Completion Date including, without limitation, all expenses relating to and all fees (including brokers' fees), taxes (including any and all stamp, transfer or similar taxes) and expenses for the recording, registration and filing of documents; provided, however, the Lessor shall pay such amounts described in this
      Section 9.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Funding or any Completion Date, after delivery of the applicable Requisition in satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Funding and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(b). The Lessee agrees to pay all amounts referred to in this Section 9.1(b) to the extent not paid by the Lessor.

     9.2. Certain Fees and Expenses. Lessee agrees to pay or cause to be paid
(i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any necessary co-trustees (including reasonable outside counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement, (ii) all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into any future amendments or supplements requested by the Lessee with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto which have been requested by the Lessee, or any purchase of any Property by the Lessee pursuant to Article XX of the Lease, and
(iii) all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessor, the Construction Agent, the Lessee, the Holders, the Lenders or the Agent in connection with the enforcement of any Operative Agreement or any exercise of remedies under any Operative Agreement.

     9.3. Unused Fee and Holder Unused Fee. From the date hereof through the Expiration Date and thereafter so long as any Rent or other amounts remain outstanding under the Operative Agreements, the Lessee agrees to pay (a) to the Agent, for the pro rata benefit of the Lenders of each Category of Loans based on the Commitment Percentage of each such Lender during the period for which payment is made, the Unused Fee; and (b) to the Lessor, for the pro rata benefit of the Holders based on the Holder Commitment of each such Holder during the period for which payment is made, the Holder Unused Fee. Such payments of fees provided for in this Section 9.3 shall be due in arrears on each Unused Fee Payment Date. Notwithstanding the foregoing, so long as any Lender or Holder fails (in violation of the Operative Agreements) to make available any portion of its Commitment or Holder Commitment when requested, such Person shall not be entitled to receive payment of its pro rata share of its Unused Fee or Holder Unused Fee (as the case may be) until such Person shall make available such portion. Each such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. If all or a portion of any Unused Fee or Holder Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the Base Rate plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     SECTION 10.  OTHER COVENANTS AND AGREEMENTS

     10.1. Cooperation with the Construction Agent or the Lessee. The Holders, the Owner Trustee (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or Lessee (but without assuming additional liabilities on account thereof), at the Construction Agent's or the Lessee's expense, cooperate with the Construction Agent or the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Construction Agent or the Lessee, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

     10.2. Covenants of the Owner Trustee and the Holders. Each of the Owner Trustee and the Holders hereby agree that so long as this Agreement is in effect:

           (a) None of the Holders and the Owner Trustee (both in its trust capacity and in its individual capacity) will create or permit to exist at any time, and each of the Holders and the Owner Trustee will, at its own cost and expense, promptly take such action (and notify Lessee of such action) as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it on the Properties; provided, however, that the Holders and the Owner Trustee shall not be required to discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (a) such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, any Property or title thereto or any interest therein or the payment of Rent, and (b) such proceedings shall not materially interfere with the disposition of any Property or title thereto or interest therein or the payment of Rent;

           (b) Without prejudice to any right of the Owner Trustee under the Trust Agreement to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders and the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by
      Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee or the Agent without the prior written consent of such party and
      (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect any such party;

           (c) The Owner Trustee or any successor may resign or be removed by the Holders as Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed;

           (d) The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness (other than the indebtedness under the Bridge Debt), or enter into any business or other activity, other than pursuant to or under the Operative Agreements, except that the Owner Trustee may own the Ancillary Properties;

           (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

           (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

           (g) The Owner Trustee shall give prompt notice to the Lessee and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

           (h) Provided that no Lease Event of Default has occurred and is continuing, neither the Owner Trustee nor any Holder shall, without the prior written consent of the Lessee, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes or (to the extent such amendment, supplement or modification would have an adverse effect on the rights or obligations of the Lessee under the Lease) any other Operative Agreement;

           (i) Neither the Owner Trustee nor any Holder shall consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, in each case without the prior written consent of the Agent except as described in Section 10.5 of this Agreement;

           (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements or the Properties and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements or the Properties in each case as directed in writing by the Agent or, in connection with
      Section 10.5 hereof, the Lessee, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements or any matters relating to the Properties without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder); provided, however, that notwithstanding the foregoing provisions of this subparagraph (j) the Owner Trustee, the Agent and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative Agreements that require the consent or concurrence of all of the Lenders pursuant to the terms of Section 9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto;

           (k) Except as otherwise contemplated by the Operative Agreements, neither the Owner Trustee nor any Holder shall use the proceeds of any Loan or Holder Funding for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of this Agreement, the purchase or lease of Properties, the acquisition of Equipment, the construction of Improvements and the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be, during the period prior to the Basic Rent Commencement Date with respect to a particular Property; and

           (l) Upon request of the Lessee, the Lessor shall provide the Lessee with a copy of its fiduciary tax returns solely for the purpose of enabling the Lessee to perform its obligations hereunder.

     10.3. Lessee Covenants, Consent and Acknowledgment; Construction Agent Covenants.

           (a) Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens.

           (b) Lessor hereby instructs Lessee, and Lessee hereby acknowledges and agrees, that until such time as the Loans are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released, (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent or as the Agent may direct from time to time and (ii) Lessee shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, the Owner Trustee or any Holder also to be delivered at the same time to the Agent.

           (c) Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by the proviso at the end of
      Section 10.2(j) hereof, each of the Holders.

           (d) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Funding or Loan for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Section 9.1(a) and (b) of this Agreement, the purchase or lease of Properties, the acquisition of Equipment, the construction of Improvements, the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be, during the period prior to the Basic Rent Commencement Date with respect to a particular Property.

           (e) The Construction Agent and the Lessee shall restrict the amount of Equipment located in or on each Property, so that at all times the Property Cost of the Equipment located in or on a given Property shall be less than or equal to 10% of the total Property Cost of such Property, provided, however, that this percentage limitation shall not apply to any such Equipment consisting of Fixtures or other goods incorporated into or customarily considered to be part of a building or structure erected on real property (such as heating, ventilating, air-conditioning, electrical and mechanical equipment or systems, escalators, elevators, wall and floor coverings, plumbing, pumps, tanks, conduits, wiring, lighting, security systems, sprinklers and other fire prevention and extinguishing apparatus). This 10% limitation shall apply to removable Equipment that
      (i) is not incorporated into a building or structure or (ii) is customarily considered to be trade fixtures or operating equipment for the corrections business of the Lessee.

           (f) Neither the Lessee nor the Construction Agent shall create or permit to exist at any time (and each of the Lessee and the Construction Agent shall, at its own expense, take such action as may be necessary to duly discharge, or cause to be discharged) any Lien against any Property other than Permitted Liens.

           (g) The Lessee shall pay (or cause to be paid) to the Agent the administrative fee (described in the Fee Letter) when and as due from time to time.

     10.4. Sharing of Certain Payments. The parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 10.3 hereof.
The Holders and the Agent, on behalf of the Lenders, acknowledge the terms of
Section 8 of the Credit Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree all such payments and amounts are to be allocated as provided in
Section 8 of the Credit Agreement.  In connection therewith the Holders hereby
(a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Mortgage Instruments to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Mortgage Instruments shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Lenders without notice to or consent from the Holders.

     10.5. Grant of Easements, Voting at Meetings, etc. The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development or operation of any Property, including, without limitation, reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements and documents referred to in this Section 10.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

     SECTION 11.  CREDIT AGREEMENT AND TRUST AGREEMENT.

     11.1. Construction Agent's and Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

           (a) the Construction Agent shall have the right and obligation (as more specifically provided in Section 5.7 hereof) to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest";

           (b) the Construction Agent shall have the right to give the notice referred to in Section 2.3 of the Credit Agreement, to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to Section 2.3 of the Credit Agreement and to provide the Allocation Notice;

           (c) the Lessee shall have the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

           (d) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

           (e) the Lessee shall have the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement;

           (f) the Lessee shall have the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section
      9.8 of the Credit Agreement; and

           (g) without limiting the foregoing clauses (a) through (f), and in addition thereto, the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Lessee to the Owner Trustee and the Agent.

     11.2. Construction Agent's and Lessee's Trust Agreement Rights. Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

           (a) the Construction Agent shall have the right and the obligation (as more specifically provided in Section 5.7 hereof) to designate the portion of the Holder Fundings on which Holder Yield is due and payable for purposes of the definition of Allocated Return in this Agreement;

           (b) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

           (c) no removal of the Owner Trustee or appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee; and

           (d) the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

     SECTION 12.  TRANSFER OF INTEREST.

     12.1. Restrictions on Transfer. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent, and (provided no Default or Event of Default has occurred and is continuing) the Lessee, and (only if such proposed assignee is not a Lender) the Majority Lenders (which consent in each case shall not be unreasonably withheld or delayed), provided that such consents shall not be required for an assignment to an affiliate of the assigning Holder. The Owner Trustee may, subject to the Lien of the applicable Security Documents, but only with the prior written consent of the Agent, the Holders (which consent may be withheld by the Agent or the Holders in their sole discretion) and (provided no Default or Event of Default has occurred and is continuing) the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of the Owner Trustee's right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with each of the terms and conditions of the Lease.

     12.2. Effect of Transfer. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable under Article XI of the Trust Agreement to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee or a Holder as above provided, any such transferee shall assume the obligations of the Owner Trustee and Lessor or the obligations of a Holder, as the case may be, and shall be deemed an "Owner Trustee", "Lessor" or "Holder", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

     SECTION 13.  INDEMNIFICATION.

     13.1. General Indemnity. Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a Claim against an Indemnified Person) to arise, out of the execution, delivery, performance or enforcement of this Agreement, the Lease, any other Operative Agreement or the Bridge Loan Documents or on or with respect to any Ancillary Property or Property or any part thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of an Ancillary Property, a Property, or any part thereof, including the acquisition, holding or disposition of any interest in any Ancillary Property, Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defect in any property whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) any Environmental Claim, any violation of Environmental Laws, or any other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby, or the Bridge Loan Documents or any transaction contemplated thereby; (e) any breach by the Construction Agent or the Lessee of any of its representations or warranties under the Operative Agreements to which it is a party or failure by the Construction Agent or the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA;
(g) any personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; (h) any easement, right, agreement or document referred to in Section 10.5 of this Agreement; or (i) any Lien on any Ancillary Property or any Property (other than Liens created by the Operative Agreements or Lessor Liens).

     If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding) for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall endeavor, in such notice to the Indemnity Provider, to inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

     If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including, without limitation by pursuit of appeals) (provided, however, that (A) if such Claim can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed;

provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such Claim, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

     The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
13.1 by way of indemnification or advance for the payment of any amount regarding such Claim other than expenses of the action relating to such Claim.

     Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim, (E) such claim is covered by insurance and (F) no Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

     13.2. General Tax Indemnity.

           (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and each Ancillary Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis.

                 (b) (i) Subject to the terms of Section 13.2(f), the Indemnity
            Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                 (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(f).

                 (iii) Impositions imposed with respect to a Property for a billing period during which the Lease expires or terminates with respect to such Property (unless the Lessee has exercised the Purchase Option with respect to such Property or the Lessee has otherwise purchased such Property) shall be adjusted and prorated on a daily basis between the Indemnity Provider and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay its pro rata share thereof.

                 (iv) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of 15% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                 (v) The Indemnified Persons shall use good faith efforts to take lawful deductions in their respective tax returns so as to reduce the Impositions required to be reimbursed by the Indemnity Provider hereunder; provided, however, that the failure of any Indemnified Person to take any deduction shall not impair in any way such Person's right to indemnification from the Indemnity Provider for any Impositions.

           (c) (i) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns with respect to each Property or Ancillary Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection
      (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection
      (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to any Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

           (d) If as a result of the payment or reimbursement by the Indemnity Provider of any Imposition or other reasonable expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, the Lessor, the Holders or partners of any Holder shall suffer a net increase in any federal, state or local income tax liability, the Indemnity Provider shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings (including tax deductions, net operating loss carry-forward or tax credits) realized or reasonably expected to be realized by such Person in respect thereof, as well as any interest, penalties and additions to tax payable by such Lessor, or such Holder, or such Affiliate, in respect thereof.

           (e) As between the Indemnity Provider on one hand, and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, the Lenders and each Holder (without duplication of any indemnification required by subsection
      (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments on the Notes or Certificates or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this Section 13.2(e) is subject to the compliance by such Lender with the requirements of Section 2.13 of the Credit Agreement.

            (f) (i) If a written Claim is made against any Indemnified Person, or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30- day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

                 (ii) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Imposition (provided, however, that (A) if such contest can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such

            Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest,
            (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

                 (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Imposition (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such contest) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.2 by way of indemnification or advance for the payment of any amount regarding such Imposition other than expenses of such contest.

                 (iv) Notwithstanding the foregoing provisions of this Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Imposition in its own name or that of the Indemnified Person unless
            (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Imposition, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such contest shall involve the payment of the Imposition prior to the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified

            Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim, and (E) no Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

     13.3. Environmental Indemnity. Without the limiting the generality of the foregoing, whether or not the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an after Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a Claim against an Indemnified Person) to arise, out of any Environmental Claim, any violation of Environmental Laws, or any other loss of or damage to any Property or Ancillary Property or the environment, in each case relating to any Property, Ancillary Property, the Lease, the Agency Agreement or the Indemnity Provider.

     SECTION 14.  MISCELLANEOUS.

     14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Owner Trust, the payment of the Notes and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

     14.2. No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States certified or registered mail (postage prepaid), by nationally recognized courier service, by hand or by telecopy with confirming notice and any such notice shall become effective upon receipt and shall be directed to the address of such Person as indicated:

If to the Construction Agent, to it at the following address:

     Wackenhut Corrections Corporation
     4200 Wackenhut Drive, #100
     Palm Beach Gardens, Florida 33410-4243
     Attention: Mr. David Watson, Controller and
                Chief Accounting Officer
     Telephone No.: (800) 666-5640 Ext. 6646
     Telecopy No.: (561) 691-6473

If to the Lessee, to it at the following address:

     Wackenhut Corrections Corporation
     4200 Wackenhut Drive, #100
     Palm Beach Gardens, Florida 33410-4243
     Attention: Mr. David Watson, Controller and
                Chief Accounting Officer
     Telephone No.: (800) 666-5640 Ext. 6646
     Telecopy No.: (561) 691-6473

If to the Owner Trustee, to it at the following address:

     First Security Bank, National Association
     79 South Main Street
     Salt Lake City, Utah 84111
     Attention: Val T. Orton
     Telephone No.:  (801) 246-5630
     Telecopy No.:  (801) 246-5053

If to NationsBank, National Association, as a Holder or a Lender, to it at the following address:

     NationsBank, National Association
     100 Southeast 2nd Street
     FL7-950-14-02
     Miami, Florida 33131
     Attn:  Maria P. Conroy
     Telephone No.:  (305) 533-2428
     Telecopy No.:   (305) 533-2437
with all notices of requests for Holder Fundings, or conversion, continuation or prepayment of any Holder Funding, to be sent to:

     NationsBank Agency Services
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina 28255
     Attention:  Jamie McCotter
     Telephone No.:  (704) 388-2374
     Telecopy No.:   (704) 386-9923

If to the Agent, to it at the following address:

     NationsBank, National Association
     100 Southeast 2nd Street
     FL7-950-14-02
     Miami, Florida 33131
     Attn: Maria P. Conroy
     Telephone No.: (305) 533-2428
     Telecopy No.:  (305) 533-2437

with all notices of borrowing, conversion, continuation or prepayment of any Loan to be delivered to the address set forth in Section 9.2 of the Credit Agreement.

If to any other Lender or Holder, to it at the address specified in the signature pages to the Credit Agreement or Trust Agreement (as applicable), any applicable amendment thereto, or any applicable Assignment and Assumption.

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

     14.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     14.5. Amendments and Termination. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Lessor, the Lessee, the Construction Agent and (subject to Section 9.1 of the Credit Agreement) the Agent. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Holders, the Lenders, the Lessee, the Construction Agent and the Agent.

     14.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto; provided, that the Lenders are intended to be third-party beneficiaries of this Agreement.

     14.8. GOVERNING LAW; WAIVERS OF JURY TRIAL.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

           (b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     14.9. Submission to Jurisdiction; Waivers. Each of the parties hereto irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Florida and the courts of the United States of America, in each case sitting in Broward County, Florida, and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same,

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the respective party at its address set forth in Section 14.3 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.9 any special, exemplary, punitive or consequential damages.

     14.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

     14.11. Liability Limited.

           (a) The Agent, the Lessee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and other than as set forth in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and except as otherwise expressly provided herein or in the other Operative Agreements.

           (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the Lessor nor any Holder (in its capacity as a Holder) nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Agent (for itself and on behalf of the Lenders) agrees that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom, and recourse shall be had solely and exclusively against the Trust Estate and the Lessee (with respect to the Lessee's obligations under the Lease, the Participation Agreement and the Agency Agreement); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Credit Agreement or secured by the

      Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by such Lessor or such Exculpated Person with respect to the Properties or (b) any fraud, gross negligence, willful misconduct or willful breach on the part of such Lessor or such Exculpated Person; (iii) relieve such Lessor or such Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (a) misappropriation or misapplication by such Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to such Lessor by any Person other than the Agent, (b) any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by such Lessor or (c) any rents or other income received by such Lessor from the Lessee that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights thereunder or its right to obtain a judgment against the Lessor's interest in the Properties.

     14.12. Rights of Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents, the Trust Agreement and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause
(a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

     14.13. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

     14.14. Calculations under Operative Agreements. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

     14.15. Confidentiality. Each of the Owner Trustee, the Holders, the Agent and the Lenders severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or its Subsidiaries which is provided to it by the Lessee or its Subsidiaries, and shall not intentionally disclose such information to any Person except:

           (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

           (b) to the extent such information is independently obtained from a source other than the Lessee or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

           (c) to any Affiliate of any such Person or to counsel, auditors or accountants retained by any such Person or any such Affiliate, provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

           (d) in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

           (e) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause
      (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

           (f) the Agent, any Lender or any Holder may disclose such information to the Agent, any Lender or any Holder; or

           (g) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to the Credit Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Participation Agreement).

     14.16. Calculation of Rent, Interest, Holder Yield and Fees. Except as otherwise expressly set forth in the Operative Agreements, all calculation of Rent, interest, Holder Yield, Overdue Rate, Holder Overdue Rate, Facility Fees, or Holder Facility Fees payable hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.


             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    WACKENHUT CORRECTIONS CORPORATION,
                                    as Construction Agent


                                    By:____________________________________
                                    Name:  John G. O'Rourke
                                    Title: Senior Vice President/Treasurer/
                                           Chief Financial Officer


                                    WACKENHUT CORRECTIONS CORPORATION,
                                    as Lessee


                                    By:____________________________________
                                    Name:  John G. O'Rourke
                                    Title: Senior Vice President/Treasurer/
                                           Chief Financial Officer


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1


                                    By:_____________________________________
                                    Name:  C. Scott Nielson
                                    Title: Vice President







                            SIGNATURE PAGE 1

                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Administrative Agent


                                    By:____________________________________
                                    Name:  Maria P. Conroy
                                    Title: Senior Vice President



                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as a Holder


                                    By:____________________________________
                                    Name:  Maria P. Conroy
                                    Title: Senior Vice President



                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as a Lender


                                    By:____________________________________
                                    Name:  Maria P. Conroy
                                    Title: Senior Vice President


                            SIGNATURE PAGE 2

                                    SCOTIABANC INC., as a Holder


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                                    SCOTIABANC INC., as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                            SIGNATURE PAGE 3

                                    BARNETT BANK, N.A., as a Holder


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                                    BARNETT BANK, N.A., as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________




                            SIGNATURE PAGE 4

                                    SUNTRUST BANK, SOUTH FLORIDA, N.A., as a
                                    Holder


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                    SUNTRUST BANK, SOUTH FLORIDA, N.A., as a
                                    Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                            SIGNATURE PAGE 5

                                    SOUTHTRUST BANK, NATIONAL ASSOCIATION, as a
                                    Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                            SIGNATURE PAGE 6

                                    SUMMIT BANK, as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                            SIGNATURE PAGE 7

                                    AMSOUTH BANK, as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                            SIGNATURE PAGE 8

                                    BANQUE PARIBAS, as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                            SIGNATURE PAGE 9

                                    HIBERNIA NATIONAL BANK, as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                           SIGNATURE PAGE 10

                                    PNC BANK, KENTUCKY, INC., as a Lender


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                           SIGNATURE PAGE 11

                               Schedule 1

                            Initial Holders



                                                    Holder
                  Name                            Commitment
                  ----                            ----------


                  NationsBank, National          $2,000,000.00
                  Association

                  Barnett Bank, N.A.             $1,300,000.00


                  ScotiaBanc Inc.                $2,000,000.00

                  SunTrust, South Florida, N.A.  $1,300,000.00
                                                 -------------

                                                 $6,600,000.00
                                                 =============



                               Schedule-1

                               EXHIBIT A

                            REQUISITION FORM
   (Pursuant to Sections 4.2 and 5.2 of the Participation Agreement)

     Wackenhut Corrections Corporation, a Florida corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to First Security Bank, National Association, not individually, except as expressly stated in the Participation Agreement (hereinafter defined), but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 ("Lessor"), the Holders (as defined in the Participation Agreement), and NationsBank, National Association, as Administrative Agent for the Lenders pursuant to the Credit Agreement (the "Agent"):

     Reference is made herein to that certain Amended and Restated Participation Agreement dated as of June 19, 1997 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Participation Agreement") among the Company, in its capacity as Construction Agent, the Company, as Lessee, the Lessor, the Holders party thereto, the Lenders party thereto, and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

            ____ INITIAL CLOSING DATE:  _______________
            (one Business Day prior notice required for Base Rate Funding) (three Business Days prior notice required for Eurodollar Funding)

            ____ AMENDMENT CLOSING DATE: _______________
            (one Business Day prior notice required for Base Rate Funding) (three Business Days prior notice required for Eurodollar Funding)

            ____ PROPERTY CLOSING DATE: _______________
            (one Business Day prior notice required for Base Rate Funding) (three Business Days prior notice required for Eurodollar Funding)

            ____ CONSTRUCTION FUNDING DATE: _______________
            (one Business Day prior notice required for Base Rate Funding) (three Business Days prior notice required for Eurodollar Funding)

1.   Transaction Expenses and other fees, expenses and disbursements under
     Section 9.1(a) or (b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                   Party to Whom       Amount is Owed
                    Amount Owed        (in U.S. Dollars)
                  -------------------  ----------------------
                  ___________________      __________________
                  ___________________      __________________
                  ___________________      __________________
                  ___________________      __________________


2.   Legal Description of Land:  See attached Schedule 1

     [Note: Include legal description only with initial requisition form for any particular piece of Land and any subsequent changes]

3.   Description of Improvements:  See attached Schedule 2

4.   Description of Equipment:  See attached Schedule 3

5.   Description of Work:  See attached Schedule 4

6.   Total Property Cost requested to date with respect to
     this Property (excluding the amount requested herein):     $________

7.   Total additional amount requested herein:  $_____________


     In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $__________ ($__________ constituting Series A Loans and $__________ constituting Series B Loans) and that the Holder[s] make [a] Holder Funding[s] to the Lessor in the amount of $__________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitment and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Fundings requested hereunder have been complied with as of the date of this Requisition.

     The Company hereby certifies that the Land, Improvements, Equipment and Work described herein are necessary and appropriate for its business operations.




     The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of June, 1997.

                                    WACKENHUT CORRECTIONS CORPORATION

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                               Schedule 1

                       Legal Description of Land


            To be included only with initial requisition form and to show any changes to legal description.

                               Schedule 2

                      Description of Improvements

                               Schedule 3

                        Description of Equipment


General Description             Make        Model          Serial Number
-------------------             ----        -----          -------------
________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

                               Schedule 4

                                  Work

(a)  Work Performed for which the Funding is requested:

     _______________________________________________________________

     _______________________________________________________________

     _______________________________________________________________


(b)  Property to which such Work relates:

     ______________________________________________________________

     ______________________________________________________________

     ______________________________________________________________

                               EXHIBIT B


                   WACKENHUT CORRECTIONS CORPORATION


                         OFFICER'S CERTIFICATE
        (Pursuant to Section 5.6 of the Participation Agreement)


WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.   The address for the subject Property is ____________________
     ____________________________________________________.

2. The Completion Date for the construction of Improvements at the Property occurred on __________________.

3. The aggregate Property Cost for the Property was $________________. [If any of the Property consists of Tangible Personal Property, the portion of the Property Cost attributable to such Tangible Personal Property was $_________________.]

4. Attached hereto as Schedule 1 is the detailed, itemized documentation supporting the asserted expenditure amounts referenced above in Section 3 of this Officer's Certificate.

5. All Improvements have been made in accordance with all applicable Legal Requirements, in a good and workmanlike manner and otherwise in full compliance with the standards and practices of the Company with respect to Company-owned properties and improvements.

6. No consent or approval of any Person is required for any of the Improvements except for consents and approvals which have already been obtained.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Amended and Restated Participation Agreement dated as of June 19, 1997 among the Company, as Lessee and as Construction Agent, First Security Bank, National Association, as Owner Trustee under the Wackenhut Corrections Trust 1997-1, the Holders party thereto, the Lenders party thereto, and NationsBank, National Association, as the Administrative Agent for the Lenders (as such agreement may be amended, modified, supplemented or restated from time to time).

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ___ day of _______________, 199_.

                                    WACKENHUT CORRECTIONS CORPORATION


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                               Schedule 1
                        [itemized expenditures]

                               EXHIBIT C

                            FORM OF OPINION
                             OF COUNSEL TO
                   WACKENHUT CORRECTIONS CORPORATION
                       AND WCC RE HOLDINGS, INC.

                               EXHIBIT D

                   WACKENHUT CORRECTIONS CORPORATION

                         OFFICER'S CERTIFICATE
      (Pursuant to Section 6.1(e) of the Participation Agreement)

     WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Company"), DOES HEREBY CERTIFY as follows:

1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the date hereof.

2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.

4. The Company has performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Amended and Restated Participation Agreement dated as of June 19, 1997 among the Company, as Construction Agent and as Lessee, First Security Bank, National Association, as the Owner Trustee, the Holders party thereto, the Lenders party thereto, and NationsBank, National Association, as the Administrative Agent.

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of December, 1997.


                                    WACKENHUT CORRECTIONS CORPORATION


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                               EXHIBIT E

                   WACKENHUT CORRECTIONS CORPORATION

                        SECRETARY'S CERTIFICATE
      (Pursuant to Section 6.1(f) of the Participation Agreement)

     WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Company"), DOES HEREBY CERTIFY as follows:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Resolutions of the Board of Directors of the Company effective as of ______________, 1997. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company on file in the Office of the Secretary of State of Florida. Such Certificate of Incorporation, as amended, remains in full force and effect as of the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws, as amended, remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and title are their true and correct signatures.


              Name                Office                  Signature
              ----                ------                  ---------


      __________________  _______________________    ____________________

      __________________  _______________________    ____________________


IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this ____ day of December, 1997.

                                    WACKENHUT CORRECTIONS CORPORATION


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                               EXHIBIT F

               FIRST SECURITY BANK, NATIONAL ASSOCIATION

                         OFFICER'S CERTIFICATE
      (Pursuant to Section 6.2(d) of the Participation Agreement)

     FIRST SECURITY BANK, NATIONAL ASSOCIATION not individually (except with respect to paragraph (a) below, to the extent any such representations and warranties are made in its individual capacity) but solely as owner trustee under the Wackenhut Corrections Trust 1997-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

      (a)  Each and every representation and warranty of the Owner
           Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

      (b) Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

      (c) The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Amended and Restated Participation Agreement dated as of June 19, 1997 among Wackenhut Corrections Corporation, as Construction Agent and as Lessee, First Security Bank, National Association, as Owner Trustee, the Holders party thereto, the Lenders party thereto, and NationsBank, National Association, as the Administrative Agent.

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of December, 1997.


                              FIRST SECURITY BANK, NATIONAL
                              ASSOCIATION not individually, except as
                              expressly stated herein, but solely
                              as Owner Trustee under the Wackenhut Corrections Trust 1997-1

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                               EXHIBIT G

               FIRST SECURITY BANK, NATIONAL ASSOCIATION

                   CERTIFICATE OF ASSISTANT SECRETARY
      (Pursuant to Section 6.2(e) of the Participation Agreement)

     I, _____________________________, Senior Vice President and a duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

     1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

            A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

            B. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

            C. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; and

            D. First Security Bank of Utah, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

     2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Exhibit A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

     3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Exhibit B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

     4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank of Utah, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any of the fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

     5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in sub-paragraph 9.7(a)(1-2):

            (1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

            (2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility . .
            . .

     6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Exhibit C and incorporated herein by reference.

     7. A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held August 2, 1995 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Exhibit D and is incorporated herein by reference.

     8. Attached hereto as Exhibit E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

     9. The principal office of the First Security, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

     10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this ____ day of December, 1997.



(SEAL)

                                     _____________________________________
                                     Senior Vice President
                                     Assistant Secretary

                               EXHIBIT H

                                FORM OF
                           OPINION OF COUNSEL
                           TO FIRST SECURITY
                       BANK, NATIONAL ASSOCIATION

______________________________________________________________________________

                               Appendix A
                     Rules of Usage and Definitions
______________________________________________________________________________


                           I.  Rules of Usage

     The following rules of usage shall apply to this Participation Agreement and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

           (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

           (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

           (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

           (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

           (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated or replaced from time to time in accordance with the applicable provisions thereof.

           (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

           (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

           (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem


                              Appendix A-1
      generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

           (i) Unless the context indicates otherwise, the disjunctive "or" shall include the conjunctive "and."

           (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                            II.  Definitions

     "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

     "acquire" or "purchase" shall mean, with respect to any Property, unless the context indicates, the acquisition or purchase of such Property by the Owner Trustee from any Person.

     "Acquisition Funding" shall mean an advance of funds (consisting of Loans by the Lenders and Holder Fundings by the Holders) to the Lessor on a specified date to pay Property Acquisition Costs and other expenses pursuant to Section 5.3(b) of the Participation Agreement.

     "Acquisition Loan" shall mean any Loan made in connection with and as part of an Acquisition Funding.

     "Administrative Agent" or "Agent" shall mean, collectively, (a) NationsBank, together with its Affiliates, as the administrative agent for the Lenders under this Agreement and the other Operative Agreements and any successor Administrative Agent who may be appointed pursuant to Section 7.9 of the Credit Agreement, and (b) NationsBank, together with its affiliates, as agent and collateral agent for itself, the Lenders and the Holders under the Security Documents.

     "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the rate believed by such recipient to be the highest marginal rate then applicable to the recipient (less any tax savings realized as a result of the payment of the


                              Appendix A-2
indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agency Agreement" shall mean the Amended and Restated Agency Agreement, dated as of the Initial Closing Date, between the Construction Agent and the Lessor, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

     "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

     "Allocated Interest" with respect to any Construction Period Property shall mean as of any Scheduled Interest Payment Date, the amount of interest due and payable on such date with respect to a portion of the Loans (which portion shall be designated by the Borrower by written notice (an "Allocation Notice") to the Administrative Agent) having an aggregate principal amount equal to the Loan Property Cost of such Property as of such date.

     "Allocated Return" with respect to any Construction Period Property shall mean, as of any Scheduled Interest Payment Date, the amount of Holder Yield due and payable on such date with respect to a portion of the Holder Fundings (which portion shall be designated by the Owner Trustee by written notice to the Holders) having an aggregate stated amount equal to the Holder Property Cost of such Property as of such date.

     "Allocation Notice" shall have the meaning given to such term in the definition of "Allocated Interest."

     "Amendment Closing Date" shall mean December 18, 1997.

     "Ancillary Property" shall mean the Louisiana Property or the Broward Property.

     "Applicable Margin" shall mean, for each Eurodollar Loan, that percent per annum set forth below, which shall be based upon the Consolidated Fixed Charge Coverage Ratio and the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:




                                        Applicable Margin
                             ----------------------------------------
                             Consolidated Fixed
                             Charge Coverage       Consolidated Fixed
                             Ratio greater than    Charge Coverage
                             or equal to 1.5 to    Ratio greater than
       Consolidated          1.0 and less than     or equal to 2.0 to
Tier   Leverage Ratio        2.0 to 1.0            1.0
-----  --------------        ------------------    ------------------



                              Appendix A-3

 I   Greater than 5.0 to 1.0      2.50%      2.25%
II   Greater than 4.0 to          2.25%      2.00%
     1.0 and less than or
     equal to 5.0 to 1.0
III  Greater than 3.0 to          2.00%      1.75%
     1.0 and less than or
     equal to 4.0 to 1.0
IV   Less than or equal to        1.75%      1.50%
     3.0 to 1.0

The Applicable Margin shall be established at the end of each Fiscal Quarter of Wackenhut Corrections (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii) of the Existing Wackenhut Corrections Credit Agreement (as incorporated by reference into Section 28.1 of the Lease), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if Wackenhut Corrections shall fail to deliver any such certificate within five (5) days after the time period required by such Section 8.1, then the Applicable Margin shall be Tier I and as if the Consolidated Fixed Charge Coverage Ratio is less than 2.0 to 1.0 from the date such certificate was required to be delivered until the appropriate certificate is so delivered. The foregoing notwithstanding, from the Amendment Closing Date to the date following the date on which the compliance certificate required by such Section 8.1(b)(ii) is delivered for the fourth (4th) quarter of Fiscal Year 1997, the Applicable Margin shall be 1.75%.

     "Applicable Unused Fee Rate" shall mean that percent per annum set forth below, which shall be based upon the Consolidated Fixed Charge Coverage Ratio and the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:


                              Appendix A-4

                                       Applicable Unused Fee Rate
                               -----------------------------------------
                               Consolidated Fixed
                               Charge Coverage       Consolidated Fixed
                               Ratio greater than    Charge Coverage
                               or equal to 1.5 to    Ratio greater than
         Consolidated          1.0 and less than     or equal to 2.0 to
 Tier    Leverage Ratio        2.0 to 1.0            1.0
 ----    --------------        ------------------    -------------------

   I     Greater than 5.0 to           .50%                  .50%
         1.0
  II     Greater than 4.0 to           .50%                  .50%
         1.0 and less than
         or equal to 5.0 to
         1.0
  III    Greater than 3.0 to           .50%                 .375%
         1.0 and less than
         or equal to 4.0 to
         1.0
  IV     Less than or equal            .375%                 .375%
         to 3.0 to 1.0

The Applicable Unused Fee Rate shall be established at the end of each Fiscal Quarter of Wackenhut Corrections (the "Determination Date"). Any change in the Applicable Unused Fee Rate following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii) of the Existing Wackenhut Corrections Credit Agreement (as incorporated by reference into Section 28.1 of the Lease), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if Wackenhut Corrections shall fail to deliver any such certificate within five (5) days after the time period required by such Section 8.1, then the Applicable Unused Fee Rate shall be Tier I and as if the Consolidated Fixed Charge Coverage Ratio is less than 2.0 to
1.0 from the date such certificate was required to be delivered until the appropriate certificate is so delivered. The foregoing notwithstanding, from the Amendment Closing Date, the date following the date on which the compliance certificate required by such Section 8.1(b)(ii) is delivered for the fourth
(4th) quarter of Fiscal Year 1997, the Applicable Unused Fee Rate shall be
 .375%.

     "Applicable Property Construction Termination Date" shall mean, with respect to any Property, the date that is two (2) years after the Property Closing Date for such Property.



                              Appendix A-5

     "Appraisal" shall mean, with respect to any Property an appraisal to be delivered in connection with Section 5.3 of the Participation Agreement or in accordance with the terms of Section 10.1(e) of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

     "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

     "Approved State" shall mean any state in the United States.

     "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying any Improvements, or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

     "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached as Exhibit C to the Credit Agreement.

     "Assignment of Project Rights" shall mean the Assignment of Project Rights and Contract Documents dated as of the Initial Closing Date, between the Owner Trustee and the Agent, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

     "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over
(b) the aggregate principal amount of all Loans made by such Lender.

     "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (i) the amount of the Holder Commitments over (ii) the aggregate amount of the Holder Fundings made since the Initial Closing Date.

     "Bankruptcy Code" shall mean Title 11 of the U.S. Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto;

     "Base Rate" shall have the meaning given such term in the Existing Wackenhut Corrections Credit Agreement.

     "Base Rate Funding" shall mean a Funding that bears interest (with respect to the Loans included therein) and Holder Yield (with respect to the Holder Fundings included therein) based on the Base Rate.


                              Appendix A-6

     "Base Rate Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the Base Rate.

     "Base Rate Loans" shall mean Loans the rate of interest applicable to which is based upon the Base Rate.

     "Basic Rent" shall mean, the sum of (i) the Loan Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "Basic Rent Commencement Date" shall have the meaning set forth in Section 3.1(a)(ii) of the Lease.

     "Basic Term" shall mean with respect to any Property, the period beginning on the commencement of the Term and ending on December 18, 2002.

     "Basic Term Commencement Date" or "Term Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

     "Basic Term Expiration Date" shall have the meaning specified in Section
2.2 of the Lease.

     "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Owner Trustee, the Holders and the Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Borrower requests the Lenders to make Loans hereunder.

     "Bridge Debt" shall mean indebtedness in the outstanding principal amount of not more than $11,700,930.37 on the Initial Closing Date, and (after giving effect to a required payment on June 20, 1997) not more than $4,959,243.37 from and after June 20, 1997, owed by the Owner Trustee to NationsBank pursuant to the Bridge Loan Documents.

     "Bridge Loan Documents" shall mean, collectively, (a) the Promissory Note dated as of March 14, 1997 by the Owner Trustee in favor of NationsBank, in the original principal amount of $10,000,000, (b) the Guaranty Agreement dated as of March 14, 1997 by Wackenhut Corrections Corporation, (c) the Indemnification Agreement dated as of March 14, 1997 by and among Owner Trustee and NationsBank, National Association, and (d) the Trust Agreement, as each of the foregoing agreements or instruments may be amended, modified, supplemented or restated from time to time (including without limitation by the Consolidated Amendment No. 1 to Note and Other Agreements dated as of the Initial Closing Date, among the Owner Trustee, NationsBank and Wackenhut); and any other agreements, instruments and documents heretofore


                              Appendix A-7
or hereafter executed or delivered in connection with any of the foregoing or the transactions contemplated thereby.

     "Bridge Loan Event of Default" shall mean an "Event of Default" as defined in the Bridge Loan Documents.

     "Broward Property" shall mean the property in Broward County, Florida, currently owned by the Owner Trustee, which was acquired using proceeds of loans under the Bridge Loan Documents.

     "Budgeted Total Loan Property Cost" shall mean, at any date of determination, with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property (including amounts expected to be expended to pay Allocated Interest and Allocated Return with respect to such Property).

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Casualty" shall mean any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

     "Category" with respect to any Commitment or Loan shall mean a Commitment or Loan with respect to Series A Loans or Series B Loans, as the case may be.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Certificate" shall mean a Certificate in favor of each Holder evidencing the Holder Fundings made by such Holder and issued pursuant to the Trust Agreement.

     "Change of Control" shall mean (a) in the case of the Incorporated Covenants, a "Change of Control" as defined in the Existing Wackenhut Corrections Credit Agreement (together with any modifications or amendments thereto, or covenants of a New Facility, in each case approved in accordance with Section 28.1(a) of the Lease); and (b) in the case of a Wackenhut Corrections Credit Agreement Event of Default, a "Change of Control" as defined in the Existing Wackenhut Corrections Credit Agreement (as amended, modified or restated heretofore or hereafter) or any New Facility.


                              Appendix A-8

     "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

     "Closing Date" shall mean the Initial Closing Date, the Amendment Closing Date and each Property Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     "Collateral" shall mean all assets of the Lessor or the Lessee, now owned or hereafter acquired, upon which a lien is purported to be created by the Security Documents.

     "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Series A Loans or Series B Loans, as the case may be, to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the respective amounts for such Category set forth opposite such Lender's name on Schedule 1.2 of the Credit Agreement, as such amounts may be reduced or increased from time to time in accordance with the provisions of this Agreement, the Credit Agreement or the Lease.

     "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment with respect to a Category of Loans then constitutes of the aggregate Commitments of all Lenders with respect to the same Category (or, at any time after the Commitments of any such Category shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans of such Category then outstanding constitutes of the aggregate principal amount of all of the Loans of such Category then outstanding).

     "Commitment Period" shall mean the period from the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

     "Completed Property" shall mean a Property for which Completion has occurred or will occur on the date of determination or on the respective Property Closing Date.

     "Completion" shall mean, with respect to a Property, such time as final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications (excluding punch list items), the Agency Agreement and the Lease, and in compliance with all material Legal Requirements and Insurance Requirements, a certificate of occupancy has been issued with respect to such Property by the appropriate Governmental Authority, and no additional Fundings are needed for such Property. If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

     "Completion Date" shall mean, with respect to a Property, the earlier of
(i) the date on which Completion for such Property has occurred, (ii) the Applicable Property Construction


                              Appendix A-9

Termination Date for such Property and (iii) the Construction Period Termination Date. The foregoing notwithstanding, for the purposes of Section 2.6(b), 3.2(a)(x), 3.3(b) or 5.1(b) of the Agency Agreement, "Completion Date" shall mean, with respect to a Property, the date on which Completion for such Property has occurred.

     "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of: (a) any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including any action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or (b) an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

     "Consolidated Fixed Charge Coverage Ratio" shall have the meaning assigned thereto in the Existing Wackenhut Corrections Credit Agreement.

     "Consolidated Leverage Ratio" shall mean the Annualized Consolidated Senior Leverage Ratio, as defined in the Existing Wackenhut Corrections Credit Agreement.

     "Construction Agent" shall mean Wackenhut Corrections, as construction agent under the Agency Agreement.

     "Construction Budget" shall mean, with respect to any Property, the cost of constructing and developing any Improvements on such Property as determined by the Construction Agent in its reasonable, good faith judgment.

     "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

     "Construction Funding" shall mean an advance of funds (consisting of Loans by the Lenders and Holder Fundings by the Holders) on a specified date to pay Property Costs pursuant to Section 5.4 or 5.5 of the Participation Agreement.

     "Construction Loan" shall mean any Loan made in connection with and as part of a Construction Funding .

     "Construction Loan Property Cost" shall mean, with respect to each Construction Period Property at any date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans and Interest Payment Loans made on or prior to such date with respect to such Property minus (b) the aggregate principal amount of prepayments or repayments, as the case may be, of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.


                             Appendix A-10

     "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

     "Construction Period Property" shall mean, at any date of determination, any Property as to which the Basic Rent Commencement Date has not occurred on or prior to such date.

     "Construction Period Termination Date" shall mean the earlier of (i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) December 18, 2001.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Controlled Affiliate" shall mean (a) any Subsidiary of Wackenhut Corrections or (b) any corporation in which Wackenhut Corrections or any Subsidiary of Wackenhut Corrections has the power to elect directors having more than 50% voting control of such corporation.

     "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

     "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of the Initial Closing Date, among the Lessor, the Agent, and the Lenders, as specified therein, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

     "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

     "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

     "Credit Documents" shall mean the Credit Agreement, the Notes, and the Security Documents.

     "Deed" shall mean a warranty deed regarding Land or Improvements in form and substance satisfactory to the Owner Trustee, the Holders and the Agent.


                             Appendix A-11

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

     "Environmental Claim" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, any actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law, or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Law" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Governmental Authority relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, emission or disposal of any Hazardous Substance or pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state or local statutes analogous thereto.

     "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens to violate (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

     "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings by the Construction Agent, the Lessee or the Lessor as specified or described in either a Requisition or a Lease Supplement, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including without limitation, all equipment described in the Appraisal, all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description.


                             Appendix A-12

     "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement as Schedule I-A.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

     "Eurodollar Reserve Percentage" shall have the meaning specified in the Existing Wackenhut Corrections Credit Agreement.

     "Eurodollar Funding" shall mean a Funding that bears interest (with respect to the Loans included therein) and Holder Yield (with respect to the Holder Fundings included therein) based on the Eurodollar Rate.

     "Eurodollar Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the Eurodollar Rate.

     "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Reserve Rate.

     "Eurodollar Rate" or "Eurodollar Reserve Rate" shall mean for the Interest Period for any Eurodollar Loan or Eurodollar Holder Funding comprising part of the same borrowing or advance (including conversions, extensions and renewals), a per annum rate calculated according to the following formula:

                             Interbank Offered Rate
                        ________________________________

                        1-Eurodollar Reserve Percentage.

     "Event of Default" shall mean a Lease Event of Default, a Guaranty Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

     "Excepted Payments" shall mean:

     (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

     (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement (including without limitation any


                             Appendix A-13
reimbursement of the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment);

     (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or portion thereof);

     (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

     (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder other than such proceeds payable to the Agent or any Lender;

     (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

     (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

     (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

     (i) all payments in respect of the Holder Yield;

     (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

     (k) any rights of either the Owner Trustee or Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

     "Excepted Rights" shall mean the rights retained by the Owner Trustee pursuant to Section 8.2(a) of the Credit Agreement.

     "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

     "Existing Credit Agent" shall mean the "Agent" as defined in the Existing Wackenhut Corrections Credit Agreement.

     "Existing Wackenhut Corrections Credit Agreement" shall have the meaning specified in Section 28.1 of the Lease.



                             Appendix A-14

     "Expected Maximum Property Cost" at any time shall mean the sum of (a) the then outstanding aggregate Property Cost of all Properties (whether or not subject to the Lease), plus (b) the maximum total additional Property Cost expected to be advanced or incurred, on such date or at any time thereafter, with respect to any Properties (including without limitation any expected Acquisition Funding, Contribution Funding or other expected Property Costs, and including without limitation any expected Property Cost referred to in a Construction Budget).

     "Expiration Date" shall mean the Basic Term Expiration Date or the last day of any Extended Term, if applicable.

     "Expiration Date Purchase Option" shall mean the Lessee's option to purchase all (but not less than all) of the Properties on the Expiration Date.

     "Extended Term" shall mean the extension of the Basic Term (or a previous Extended Term) for a period of one year following the end of the Basic Term (or such previous Extended Term) with respect to which Lessee has exercised its Renewal Option pursuant to Section 21.1 of the Lease.

     "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

     "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero, that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

     "Federal Funds Effective Rate" shall have the meaning given to such term in the Existing Wackenhut Corrections Credit Agreement.

     "Fee Letter" shall mean that certain letter agreement dated November 12, 1997, between Wackenhut Corrections and NMSI.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of approximately twelve consecutive calendar months ending on the Sunday nearest to December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on the Sunday nearest to December 31 of such calendar year (which Sunday may occur in such calendar year or the following calendar year.)


                             Appendix A-15

     "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

     "Four-Quarter Period" shall have the meaning given to such term in the Existing Wackenhut Corrections Credit Agreement.

     "Funding" shall mean a Construction Funding or an Acquisition Funding.

     "GAAP" shall mean "Generally Accepted Accounting Principles" as defined in the Existing Wackenhut Corrections Credit Agreement.

     "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court or governmental body, agency, department, commission, board, bureau or instrumentality of a governmental body.

     "Ground Lease" shall mean (a) a ground lease (in form and substance satisfactory to the Agent and the Lessor) with respect to any Property owned by the Lessee and leased to the Lessor where such lease has a ninety-nine year term and payments set at $1.00 per year, or (b) a ground lease or ground sub-lease of any Property by any Person to the Lessor, where such lease or sub-lease (as well as any other lease or sub-lease with respect to such Property) is in form and substance, and contains such terms and conditions, as are satisfactory in all respects to the Agent and the Lessor.

     "Guarantor" shall mean Wackenhut Corrections.

     "Guaranty Agreement" or "Guaranty" shall mean, collectively, (a) the Guaranty Agreement (Series A Obligations) dated as of the Initial Closing Date between the Guarantor and the Agent, and (b) the Guaranty Agreement dated as of the Initial Closing Date by Wackenhut


                             Appendix A-16

Corrections to the Lessor, as each such agreement may be amended, supplemented, restated or modified from time to time in accordance with the terms thereof.

     "Guaranty Event of Default" shall mean any default by the Guarantor of any of its covenants, agreements or obligations contained under the Guaranty Agreement.

     "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive material, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder Amount" shall mean as of any date, the aggregate amount of Holder Fundings made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement or Section 3.1 of the Trust Agreement less any payments of any Holder Fundings received by the Holders pursuant to Section 3.4 of the Trust Agreement.

     "Holder Applicable Margin" shall mean a rate per annum equal to the Applicable Margin plus one and one-fourth percent (1.25%).

     "Holder Commitment" shall mean, as to any Holder, the obligation of such Holder to make Holder Fundings to the Lessor in an aggregate principal amount at any time outstanding not to exceed the respective amount set forth opposite such Holder's name on Schedule 1, as such amounts may be increased or reduced from time to time in accordance with the provisions of this Agreement, the Trust Agreement or the Lease.

     "Holder Commitments" shall mean the aggregate of all Holder Commitments.

     "Holder Construction Property Cost" shall mean, with respect to any Construction Period Property at any date of determination, an amount equal to
(a) the outstanding Holder Fundings made on or prior to such date in connection with and as part of any Construction Funding for such Property, plus (b) the outstanding Holder Fundings made on or prior to such date to fund the payment of Allocated Holder Return with respect to such Property, minus (c) the aggregate principal amount of prepayments or repayments, as the case may be, of Holder Fundings described in clause (a) or clause (b).


                             Appendix A-17

     "Holder Funding" shall mean any Funding made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

     "Holder Overdue Rate" shall mean the rate specified in Section 3.13 of the Trust Agreement.

     "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Fundings with respect thereto (including Holder Fundings with respect to Allocated Return allocated to such Property).

     "Holder Unused Fee" shall mean, at any time, the product of (a) the Applicable Unused Fee Rate, multiplied by (b) the average daily amount by which
(i) the aggregate Holder Commitments of the Holders (under the Operative Agreements) exceeds (ii) the aggregate outstanding principal amount of Holder Fundings.

     "Holder Yield" shall mean with respect to Holder Fundings from time to time either the Eurodollar Reserve Rate plus the Holder Applicable Margin, or the Base Rate plus one percent (1.00%) per annum, as elected by the Owner Trustee from time to time with respect to such Holder Fundings in accordance with the terms of the Trust Agreement; provided, however, that (i) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Fundings of each Holder shall bear a yield at the Base Rate plus one percent (1.00%) applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and
(ii) upon the delivery by a Holder of the notice described in Section 3.9(d) of the Trust Agreement or as otherwise set forth in Section 3.8 of the Trust Agreement, the Holder Fundings of such Holder shall bear a yield at the Base Rate plus one percent (1.00%) applicable from time to time after the dates and during the periods specified in Section 3.9(d) or 3.8 (as the case may be) of the Trust Agreement.

     "Holders" shall mean the several banks and other financial institutions which are from time to time holders of Certificates in connection with the Wackenhut Corrections Trust 1997-1.

     "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including without limitation (i) any real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, frontage taxes and real estate or ad valorem taxes in the nature of property taxes; (ii) any sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) any real estate transfer taxes, conveyance taxes, mortgage taxes, stamp taxes and documentary recording taxes and fees; (v) any taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) any assessments on any Property, including all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) any tax, Lien, assessment or charge asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each


                             Appendix A-18
case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of any Property or any part thereof or interest therein; (c) the Certificates or the Notes or other indebtedness with respect to any Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Certificates or the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

     The term "Imposition" shall not mean or include:

           (i) Taxes and impositions (other than Taxes that are, or are in the nature of, withholding, sales, use, rental, value added, transfer or property taxes) that are imposed on an Indemnified Person (other than Lessor) by the United States federal government or (in the case of a Person organized under the laws of a foreign country) by a Governmental Authority of such country, and that are in each case based on or measured by the net income (including taxes based on capital gains and minimum taxes or franchise taxes) of such Person; provided that this clause (i) shall not apply to (and shall not exclude) any Tax or imposition imposed with respect to a payment (including any Rent payment) except for (A) the portion of such payment constituting interest on a Loan or Holder Yield or (B) any such Tax or imposition to the extent it arises because an Indemnified Person has previously written off as uncollectible (and reduced the tax basis for) an Obligation which it has subsequently collected, and provided, further that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

           (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts; provided that this clause (ii) shall not apply to (and shall not exclude) (A) any Tax or imposition imposed with respect to a payment (including any Rent payment) except for (I) the portion of such payment constituting interest on a Loan or Holder Yield or (II) any such Tax or imposition to the extent it arises because an Indemnified Person has previously written off (and reduced the tax basis for) an Obligation which it has subsequently collected, or (B) any Tax or imposition imposed on an Indemnified Person by any state or local jurisdiction if such Tax or imposition would not arise as to such


                             Appendix A-19

      Person but for the location, possession or use of any Property in such jurisdiction; and provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

           (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax or imposition that relates to such termination, redelivery or sale or to any period prior to such termination, redelivery or sale); or

           (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself (as opposed to any gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of the ordinary negligence of such Person.

Any Tax or imposition excluded from the defined term "Imposition" by any one of the foregoing clauses (i) through (iv) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

     "Improvements" shall mean, with respect to the construction, renovation or Modification of a Property, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and
(b) any Improvements made subsequent to such Property Closing Date.

     "Incorporated Covenants" shall have the meaning specified in Section 28.1 of the Lease.

     "Indebtedness" shall have the meaning assigned thereto in the Existing Wackenhut Corrections Credit Agreement.

     "Indemnified Person" shall mean each of the Lessor, the Owner Trustee, in its individual and its trust capacity, the Agent, NMSI, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Indemnity Provider" shall mean, respecting each Property, the Construction Agent from the date of the Participation Agreement to and including the Basic Rent Commencement Date for such Property and the Lessee for the duration of the Term for such Property.

     "Initial Closing Date" shall mean the date of the Participation Agreement.


                             Appendix A-20

     "Initial Construction Funding" shall mean any initial Funding to pay for:
(i) Property Costs for construction of any Improvements; and (ii) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

     "Insurance Requirements" shall mean (a) all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and (b) all requirements of the issuer of any such policy.

     "Interbank Offered Rate" shall mean for the Interest Period for any Eurodollar Loan or Eurodollar Holder Funding comprising part of the same borrowing or advance (including conversions, extensions and renewals), a per annum rate equal to the "Interbank Offered Rate" (as defined in the Existing Wackenhut Corrections Credit Agreement) having an identical Interest Period.

     "Interest Payment Loan" shall mean any Loan made to fund the payment of Allocated Interest with respect to a Construction Period Property.

     "Interest Period" shall mean, for each Eurodollar Loan and Eurodollar Holder Fundings for a specified Property (a) prior to the Completion Date for such Property, the period beginning on the date such Eurodollar Loan (and related Eurodollar Holder Funding) are extended, continued or converted pursuant to the terms of the Operative Agreements and ending one month later, and (b) during the period from and after the Completion Date for such Property,
(i) initially, the period commencing on the conversion or continuation date, as the case may be, with respect to such Eurodollar Loan or Eurodollar Holder Funding and ending, in the case of any Eurodollar Loan or Eurodollar Holder Funding, one, two, three, six or nine months thereafter, as selected by the Borrower (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Funding) in its notice of borrowing, Funding, continuation or conversion, as the case may be, given with respect thereto; and
(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Funding and ending one, two, three, six or nine months thereafter, as selected by the Borrower by irrevocable notice to Administrative Agent (in the case of a Eurodollar Loan) or by the Owner Trustee by irrevocable notice to the Holders (in the case of a Eurodollar Holder Funding) in each case not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) during the Commitment Period, there shall not be (on any day) more than two (2) Interest Periods in effect for all Eurodollar Loans and Eurodollar Holder Fundings, and (E) from and after all the Commitment


                             Appendix A-21

Period, on any day the sum of the (1) Interest Periods in effect under the Operative Agreements for all Eurodollar Loans and Eurodollar Holder Funding plus
(2) all "Interest Periods" (as defined in the Existing Wackenhut Corrections Credit Agreement, as amended from time to time), shall not exceed twelve (12) in the aggregate.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

     "IRS" shall mean the United States Internal Revenue Service, or any successor or analogous organization.

     "Land" shall mean (a) a parcel or parcels of real property that is described on (i) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel or (ii) Schedule I-C to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease and, to the extent set forth in any such Requisition or Schedule, may include without limitation a leasehold interest (pursuant to a Ground Lease) in such Land, and (b) all Appurtenant Rights with respect to such Land.

     "Law" shall mean any statute, law, ordinance, code, regulation, rule, directive, order, writ, injunction or decree of any Governmental Authority.

     "Lease" or "Lease Agreement" shall mean the Amended and Restated Lease Agreement dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto, as such Lease Agreement may from time to time be supplemented, amended, restated or modified in accordance with the terms thereof.

     "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

     "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended, restated or modified from time to time.

     "Legal Requirements" shall mean all foreign, Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, the Holders, the Agent, any Lender or any Improvements or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of


                                 Appendix A-22
occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

     "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to evidence or perfect the Agent's security interest (for itself and on behalf of the Lenders) in any Equipment or in any Improvements.

     "Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement.

     "Lessee" shall have the meaning set forth in the Lease.

     "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as Lessor under the Lease.

     "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Fundings on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (i) any such scheduled Holder Yield due on the Holder Fundings prior to the Basic Rent Commencement Date with respect to the Property to which such Holder Fundings relate or (ii) overdue amounts under the Trust Agreement or otherwise).

     "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to evidence or perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

     "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify Lessor or Trust Company, in its individual capacity, pursuant to Section 13 of the Participation Agreement or
(d) any claim against the Lessor or Trust Company, in its individual capacity, arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.



                             Appendix A-23

     "Limited Recourse Amount" shall mean, with respect to the Properties on an aggregate basis as of a specified date, an amount equal to the sum of the Termination Values with respect to all of the Properties on such date, less the Maximum Residual Guarantee Amount as of such date with respect to the Properties.

     "Loan Basic Rent" shall mean the interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (i) any such Loan prior to the Basic Rent Commencement Date with respect to the Property to which such Loan relates or (ii) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

     "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of Acquisition Loans, Construction Loans and Interest Payment Loans made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

     "Loans" shall mean, collectively, the Series A Loans and the Series B
Loans.

     "Louisiana Property" shall mean the property in Jena, Louisiana, currently owned by the Owner Trustee, which was acquired using proceeds of loans under the Bridge Loan Documents.

     "Majority Lenders" shall mean at any time, Lenders whose Commitment Percentages represent at least 51% of the aggregate Commitments.

     "Marketing Period" shall mean, if the Lessee has given an Election Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the applicable Expiration Date or Payment Date.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise) assets, liabilities or operations of Wackenhut Corrections or any of its Subsidiaries, (b) the ability of the Lessee or any Subsidiary to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the applicable Lessee to use, any Property for the purpose for which it was intended.

     "Maturity Date" shall mean December 18, 2002, or such later date (not later than December 18, 2004) as may be consented to by the Agent, the Lenders and the Holders pursuant to Section 21.1 of the Lease, or such earlier date as the Lease may terminate.

     "Maximum Property Cost" shall mean the aggregate amount of the Property Costs for all Properties subject to the Lease as of the applicable determination date.



                             Appendix A-24

     "Maximum Residual Guarantee Amount" shall mean an amount equal to eighty-eight percent (88%) of the aggregate Property Cost for all of the Properties.

     "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

     "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent and evidencing a Lien on a Property, in form and substance reasonably acceptable to the Agent.

     "Multi-employer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or are required to be made by Wackenhut Corrections or any of its Subsidiaries or ERISA Affiliates.

     "NationsBank" shall mean NationsBank, National Association, a national banking association.

     "NMSI" means NationsBanc Montgomery Securities, Inc.

     "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent or Lessor is entitled to be reimbursed pursuant to the Lease.

     "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

     "New Facility" shall have the meaning specified in Section 28.1 of the Lease.

     "Non-Excluded Taxes" shall have the meaning given to such term in Section
2.13 of the Credit Agreement.

     "Notes" shall mean, collectively, the Series A Notes and the Series B
Notes.

     "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health or safety, as now or at any time hereafter in effect.

     "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.



                                 Appendix A-25

     "Operative Agreements" shall mean, collectively, the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease (and a memorandum thereof in a form reasonably acceptable to the Agent), each Lease Supplement (and a memorandum thereof in a form reasonably acceptable to the Agent), the Guaranty Agreement, the Security Agreement, the Assignment of Project Rights, and each Mortgage Instrument.

     "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

     "Overdue Rate" shall mean (i) with respect to Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(c) of the Credit Agreement, (ii) with respect to Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate and (iii) with respect to any other amount, the Base Rate plus 2%.

     "Owner Trustee" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

     "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

     "Participation Agreement" shall mean the Amended and Restated Participation Agreement dated as of the date hereof among the Construction Agent, the Lessee, the Owner Trustee, the Holders party thereto, the Lenders party thereto, and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

     "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Fundings is due under the Credit Agreement or the Trust Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

     "Permitted Exceptions" shall mean:

           (i) Liens of the types described in clauses (i), (ii) and (v) of the definition of Permitted Liens;

           (ii) Liens for Taxes not yet due; and



                             Appendix A-26

           (iii) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, materially impair the use of any Property for its intended purpose.

     "Permitted Liens" shall mean:

           (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

           (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

           (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

           (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

           (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

           (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

           (vii) Liens in favor of municipalities to the extent agreed to by the Lessor and the Agent; and

           (viii) Permitted Exceptions.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited liability partnership, governmental authority or any other entity.


                                 Appendix A-27

     "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Participation Agreement.


     "Prime Rate" shall have the meaning given to such term in the Existing Wackenhut Corrections Credit Agreement.

     "Property" shall mean, with respect to each real property site that is acquired, constructed or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land. Each Property shall be suitable for, and used by Lessee (or a permitted sublessee) only for, correctional facilities. There shall not be more than 12 properties in the aggregate that are (or have at any time been) Properties (including without limitation any properties that were previously Properties subject to the Operative Agreements but have subsequently been repurchased by the Lessee, transferred to any other Person, or retained by the Lessor).

     "Property Acquisition Cost" shall mean the cost to Lessor to purchase a Property on a Property Closing Date.

     "Property Closing Date" shall mean each date on which the Lessor purchases a Property.

     "Property Cost" shall mean with respect to a Property the aggregate amount of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Fundings and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 9.1(a) and (b) of the Participation Agreement).

     "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

     "Purchase Option Price" shall have the meaning specified in Section 20.1 of the Lease.

     "Purchasing Lender" shall have the meaning given to such term in Section 9.8(a) of the Credit Agreement.

     "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

     "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leek, flow, discharge, disposal or emission of a Hazardous Substance.

     "Renewal Option" shall have the meaning specified in Section 21.1 of the Lease.



                                 Appendix A-28

     "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

     "Reportable Event" shall have the meaning specified in ERISA.

     "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

     "Responsible Officer" shall mean the Chief Executive Officer, the President, any Senior Vice President or Controller or with respect to financial matters, the Chief Financial Officer or Controller, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Sale Date" shall have the meaning given to such term in Section 22.1(a) of the Lease.

     "Sale Notice" shall mean a notice given to Lessor in connection with the election by Lessee of its Sale Option.

     "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan (or Eurodollar Holder Funding), the last day of the Interest Period applicable to such Eurodollar Loan (or Holder Funding), and if such Interest Period is for more than three months, at intervals of three months after the first day of such Interest Period and (b) as to any Base Rate Loan (or Base Rate Holder Funding), the first day of each calendar quarter, and the date of conversion of such Loan to a Eurodollar Loan (or conversion of such Holder Funding to a Eurodollar Holder Funding), and (c) as to any Loan (or Holder Funding), the Maturity Date.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.



                                 Appendix A-29

     "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of the Initial Closing Date between the Owner Trustee and NationsBank, National Association, as agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

     "Security Documents" shall mean the collective reference to the Lease, the Lease Supplements, the Security Agreement, the Mortgage Instruments, and all other security documents hereafter delivered to the Administrative Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

     "Series A Loans" shall mean the loans described as such in Section 2.1 of the Credit Agreement.

     "Series A Notes" shall mean the promissory notes issued to the Lenders pursuant to Section 2.2 of the Credit Agreement evidencing the Series A Loans.

     "Series B Loans" shall mean the loans described as such in Section 2.1 of the Credit Agreement.

     "Series B Notes" shall mean the promissory notes issued to the Lenders pursuant to Section 2.2 of the Credit Agreement evidencing the Series B Loans.

     "Subsidiary" shall mean, as to any Person, any corporation in which more than 50% of its outstanding voting stock is owned directly or indirectly by such Person and/or by one or more of such Persons's Subsidiaries.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including, without limitation, payments of the Purchase Option Price, the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

     "Tangible Personal Property" shall mean that portion of the Equipment which is not and will not become a Fixture or Improvement.

     "Taxes" shall have the meaning specified in the definition of Impositions.

     "Term" shall mean the Basic Term and each Extended Term, if any.

     "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

     "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.



                             Appendix A-30

     "Termination Value" shall mean, as of any date of determination, the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, or (ii) with respect to a particular Property, an amount equal to the outstanding Property Cost allocable to the particular Property in question, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued interest on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent not otherwise paid on such date of determination, all other Rent and other amounts then due and payable for all Properties under the Agency Agreement, Lease or under any other Operative Agreement (including without limitation all amounts due and payable under Sections 13.1 or 13.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

     "Total Commitment" shall mean (a) with respect to the Series A Loans, $193,600,000, and (b) with respect to the Series B Loans, $19,800,000.

     "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to a Property.

     "Total Holder Commitment" shall mean $6,600,000.

     "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

           (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

           (b) any and all reasonable fees, charges or other amounts payable to the Lenders, Agent, the Holders, the Owner Trustee or any broker which arise under any of the Operative Agreements;

           (c) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents;

           (d) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement; and

           (e) real estate taxes on a Property paid during the Construction Period.



                             Appendix A-31

     "Trust Agreement" shall mean the Third Amended and Restated Trust Agreement dated as of the Initial Closing Date between the Holders and the Owner Trustee, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

     "Trust Company" shall mean First Security Bank, National Association in its individual capacity, and any successor owner trustee under the Trust Agreement, in each case in its individual capacity.

     "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

     "Tuhnekcaw, Inc." shall mean Tuhnekcaw, Inc., a Delaware corporation.

     "Type" shall mean, as to any Loan, whether it is a Base Rate Loan or a Eurodollar Loan.

     "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

     "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

     "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

     "Unused Fee" shall mean, at any time, the product of (a) the Applicable Unused Fee Rate, multiplied by (b) the average daily amount by which (i) the aggregate Commitments of the Lenders for all Categories of Loans (under the Operative Agreements) exceeds (ii) the outstanding principal amount of all Categories of Loans.

     "Unused Fee Payment Date" shall mean last Business Day of each March, June, September and December and the last day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

     "U.S." shall mean the United States of America, its territories, its possessions and all other areas subject to its jurisdiction.

     "Voting Stock" shall mean, with respect to any Person, capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote may have been suspended by the happening of such a contingency.



                                 Appendix A-32

     "Wackenhut Control Group Member" shall mean any of the following: (a) Wackenhut Corrections, (b) Wackenhut Corporation, (c) Tuhnekcaw, Inc., (d) George R. Wackenhut, (e) Ruth J. Wackenhut, (f) Richard R. Wackenhut, (g) any trust over which George R. Wackenhut or Ruth J. Wackenhut has dispositive or voting power, or (h) any heir or successor of any of the foregoing.

     "Wackenhut Corporation" shall mean Wackenhut Corporation, a Florida corporation.

     "Wackenhut Corrections" means Wackenhut Corrections Corporation, a Florida corporation.

     "Wackenhut Corrections Credit Agreement Event of Default" shall mean an "Event of Default" as defined in the Existing Wackenhut Corrections Credit Agreement (as amended, modified or restated heretofore or hereafter) or any New Facility.

     "Wackenhut Corrections Trust 1997-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

     "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods or services with respect to any Property.

                             Appendix A-33

                    AMENDED AND RESTATED GUARANTY AGREEMENT
                             (SERIES A OBLIGATIONS)


     THIS AMENDED AND RESTATED GUARANTY AGREEMENT (SERIES A OBLIGATIONS) (the "Guaranty Agreement" or the "Guaranty"), dated as of June 19, 1997 is made by WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Guarantor") to NATIONSBANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Agent") for the ratable benefit of the Series A Lenders (as defined in the Participation Agreement referred to below).

                              W I T N E S S E T H:

     WHEREAS, the Agent and First Security Bank, N.A. (the "Borrower") have entered into the Amended and Restated Credit Agreement dated as of June 19, 1997 (as from time to time amended, modified, restated or supplemented, the "Credit Agreement"); and Wackenhut Corrections Corporation, as Construction Agent (the "Construction Agent"), Wackenhut Corrections Corporation, as Lessee (the "Lessee"), the Borrower, the Holders party thereto from time to time, the Lenders party thereto from time to time, and the Agent have entered into the Amended and Restated Participation Agreement dated as of June 19, 1997 (as from time to time amended, modified, restated or supplemented, the "Participation Agreement"); and

     WHEREAS, pursuant to the Credit Agreement, the Participation Agreement and certain other Operative Agreements (as defined in the Participation Agreement), the Lenders with respect to the Series A Loans (the "Series A Lenders") will extend a credit facility to the Borrower in the aggregate principal amount of up to the aggregate Commitments for Series A Loans under the Credit Agreement; and

     WHEREAS, the proceeds of the Series A Loans will be used by the Borrower to acquire and improve certain Properties which will be leased by the Borrower to the Lessee as set forth in the Operative Agreements; and

     WHEREAS, it is condition to the obligations of the Series A Loans under the Credit Agreement that the Guarantor execute and deliver this Guaranty Agreement; and

     WHEREAS, Guarantor is the Lessee or an Affiliate of the Lessee and will materially benefit from (a) the Series A Lenders' extension of the credit facility and making of Series A Loans to the Borrower, and (b) the Borrower's acquisition and improvement of the Properties and its lease of the Properties to the Lessee; and the Guarantor is willing to enter into this Guaranty to provide an inducement for the Series A Lenders to extend the credit facility and make Series A Loans to the Borrower;

     NOW, THEREFORE, as required under the Operative Agreements and in order to induce the Series A Lenders to extend the credit facility and to make Series A Loans, the Guarantor agrees as follows:

     1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or (if not defined in the Credit Agreement) in the Participation Agreement.

     2. GUARANTY. The Guarantor hereby, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Series A Lenders the payment in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: the Borrower's prompt payment in full, when due or declared due and at all such times, of all Series A Loans and all other amounts pursuant to the terms of the Credit Agreement, the Series A Notes and all other Operative Agreements heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Series A Lenders (or to the Agent on behalf of the Series A Lenders), including without limitation all principal and interest on any Series A Loans, and any fees or expenses (including, but not limited to, attorneys' fees and expenses). The Guarantor's obligations to the Agent and the Series A Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obligations".

     The Guarantor agrees that it is directly and primarily liable for the Borrower's Liabilities.

     3. PAYMENT. If the Borrower shall default in payment of any Borrower's Liabilities, when and as the same shall become due (and such default is not cured within the applicable grace period, if any), whether according to the terms of the Credit Agreement, any Series A Note or any other Operative Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default that has not been cured or waived, then the Guarantor, upon demand thereof by the Agent, or its successors or assigns, will AS OF THE DATE OF THE AGENT'S DEMAND fully pay to the Agent (for the benefit of the Series A Lenders), an amount equal to all of the Guarantor's Obligations then due and owing.


     4. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, any Series A Note or any other Operative Agreement, or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, any Series A Note or any other Operative Agreement, any other guaranty of the Borrower's Liabilities, or any other agreement between the Borrower and the Agent, any Series A Lender or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Lessee or the combination or consolidation of the Lessee or the Borrower into or with another entity or any transfer or disposition of any assets of the Lessee or the Borrower, or by any extension or renewal of the Credit Agreement, any Series A Note or any other Operative Agreement, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any Series A Note or any other Operative Agreement, any other guaranty of the Borrower's Liabilities, or any other agreement between the Borrower and the Agent, any Series A Lender or any other Person, or by any defense to or avoidance or rejection (by a bankruptcy trustee or otherwise) of the Credit Agreement, any Series A Note or any other

Operative Agreement in any bankruptcy or similar proceeding, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Without limiting the generality of the foregoing, the Guarantor acknowledges and agrees that (a) the Guarantor's Obligations are absolute and separate from the Borrower's obligations under the Credit Agreement, any Series A Note or any other Operative Agreement, (b) the Guarantor's Obligations hereunder shall not be reduced, limited or otherwise affected if the Credit Agreement, any Series A Note or any other Operative Agreement is avoided, rejected or limited as an executory contract in a bankruptcy or similar proceeding, and (c) for the purpose of defining the Guarantor's Obligations, hereunder, the amount of the Borrower's Liabilities shall include without limitation all principal and interest on any Series A Loan and any other amount which is due or may become due under the Credit Agreement, any Series A Note or any other Operative Agreement, including without limitation any principal, interest or other amount that would have been payable at any time but for the avoidance, rejection or limitation of any Operative Agreement in a bankruptcy or similar proceeding.

     5. CURRENCY AND FUNDS OF PAYMENT. The Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent (or any Series A Lender) with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Lessee of any or all of the Borrower's Liabilities.


     6. EVENTS OF DEFAULT. In the event that (a) the Guarantor shall file a petition to take advantage of any insolvency statute; (b) the Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) the Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor or of the whole or substantially all of its properties, or approve a petition filed against the Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) consecutive days; (e) there is commenced against the Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur Event of Default (as defined in the Participation Agreement); (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days after receipt of written notice thereof from the Agent or the Lessor thereof (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral that the Agent or any Lender may possess from the Borrower or the Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantor's Obligations shall immediately become due and payable.

     7. SUITS. The Guarantor from time to time shall pay to the Agent (on behalf of the Series A Lenders), on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent may proceed to suit against the Guarantor. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against the Guarantor, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

     8. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Agent or any Series A Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Lessee, the Borrower, the Agent, any Lender, or any Holder, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter the Agent or any Series A Lender employs counsel for advice or other representation to enforce the Guarantor's Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be obligations of the Guarantor and shall be paid by the Guarantor to the Agent (or such Series A Lender), on demand.

     9. WAIVER; SUBROGATION.


     (a) The Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's (or any Lender's) acceptance of this Guaranty Agreement; (ii) any Series A Lender's heretofore, now or from time to time hereafter, making any advances to the Borrower whether pursuant to the Credit Agreement or any Series A Note, or any amendments, modifications, restatements or supplements thereto, or replacements or extensions thereof; (iii) the Borrower, the Agent or any Lender heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, any Series A Note or any other Operative Agreements; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent (or any Lender) heretofore, now or at any time hereafter, granting to the Borrower (or any other party liable to the Lessor on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Borrower heretofore, now or at any time hereafter, accepting from the Agent (or any Lender) or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent (or any Lender) settling, subordinating, compromising, discharging or releasing the same. The Guarantor agrees that the Agent (or any Lender) may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent (or any Lender), in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor's Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) The Guarantor hereby agrees that payment or performance by the Guarantor of the Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent upon demand by the Agent to the Guarantor without the Agent being required, the Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Lessee, the Borrower or the Guarantor or any other guarantor of the Lessee's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the Lessee's Liabilities or any guaranty thereof. The Agent shall not have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this
Section 10.

     (c) The Guarantor further agrees with respect to this Guaranty Agreement that, until the Borrower's Liabilities have been paid in full and the Lenders and the Holders have no further obligation to make any Loan or Holder Advance, the Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Lessee.

     (d) Any claim or claims that the Agent may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by the Agent by written notice directed to the Guarantor.


     10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the Initial Closing Date and shall continue in full force and effect until the Borrower's Liabilities are fully paid and the Credit Agreement, each Series A Note and the Participation Agreement have terminated in accordance with their respective terms. The Agent shall give the Guarantor written notice of such termination at the Guarantor's address set forth in
Section 17 below.

     This Guaranty Agreement shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, each Series A Lender, and their respective successors and assigns. Notwithstanding the foregoing, the Guarantor may not, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder.

     11. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Agent and each Series A Lender that the Guarantor is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which the Guarantor is a party, or any applicable laws, in each case, which violation or breach could reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Guarantor.

     12. INCORPORATION OF COVENANTS. Reference is made to Article XXVIII of the Lease, and the "Incorporated Covenants" (as defined therein). The Guarantor agrees with the Lessor that, effective as of the date hereof (whether or not the Basic Term has commenced with respect to any Property), the Incorporated Covenants (and all other relevant provisions of the Existing Wackenhut Corrections Credit Agreement related thereto) are hereby incorporated by reference into this Guaranty Agreement to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of the Lessor, without giving effect to any waiver, amendment, modification or replacement of the Existing Wackenhut Corrections Credit Agreement or any term or provision of the Incorporated Covenants occurring subsequent to the date of this Guaranty, except to the extent any such waiver or modification (or any covenants contained in any New Facility) are approved as Incorporated Covenants pursuant to Section 28.1(a) of the Lease. Without limiting the generality of the foregoing, from and after the date hereof (whether or not the Basic Term has commenced with respect to any Property), to the extent that the Incorporated Covenants require Wackenhut Corrections or any of its Subsidiaries to deliver any financial statement, certificate, notice, report, or other document or information to the Existing Credit Agent (or any other agent under the applicable credit facility), the Guarantor shall simultaneously deliver a copy of such financial statement, certificate, notice, report, document or information to the Agent, each Lender and (upon Lessor's request) the Lessor.

     13. EXPENSES. The Guarantor agrees to be liable for the payment of all fees and expenses, including attorney's fees, incurred by the Agent or any Series A Lender in connection with the enforcement of this Guaranty Agreement.

     14. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Lessor under the Credit Agreement, any Series A Note any other Operative Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

     15. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

     16. RELIANCE. The Guarantor represents and warrants to the Agent and each Series A Lender that: (a) the Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Lessee or Borrower and Lessee's or Borrower's financial condition and affairs and has full and complete access to Lessee's or Borrower's books and records; (b) the Guarantor is not relying on the Agent, any Lender, or any of their respective employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on its own independent investigation, appraisal and analysis of Lessee and Borrower and Lessee's and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on the Agent, any Lender, or any of their respective employees, agents or representatives, for any information whatsoever concerning Lessee or Borrower or Lessee's or Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning Lessee or the Borrower or Lessee's or the Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Agent, any Lender, or any of their respective employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Agent, any Lender, or any of their respective employees, agents or other representatives, with respect to such information.

     17. TERMINATION. This Guaranty Agreement and all obligations of the Guarantor hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when all of the Borrower's Liabilities have been fully paid and the Credit Agreement, each Series A Note and the Participation Agreement have terminated in accordance with their respective terms.

     18. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

           (a) if to the Guarantor:

               Wackenhut Corrections Corporation
               4200 Wackenhut Drive, #100
               Palm Beach Gardens, Florida 33410
               Attention: Mr. David Watson, Controller
                          and Chief Accounting Officer
               Telephone No.: (800) 666-5640 Ext. 6646
               Telecopy No.: (561) 691-6473

           (b) if to the Administrative Agent:

               NationsBank, National Association
               100 Southeast 2nd Street
               FL7-950-14-02
               Miami, Florida 33131
               Attention:     Maria Conroy
               Telephone No.:(305) 533-2428
               Telecopy No.:  (305) 533-2437


     19.  GOVERNING LAW; WAIVERS OF TRIAL BY JURY, ETC.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

           (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN BROWARD COUNTY, FLORIDA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.


           (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN
      SECTION 17

      HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

           (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

           (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     20.  ADDITIONAL WAIVERS.

           (a) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER CONTAINED HEREIN AND WITHOUT IMPAIRING THE PARTIES' CHOICE OF FLORIDA LAW TO GOVERN THIS GUARANTY (AS SET FORTH ABOVE), THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY ANY PERSON AGAINST THE GUARANTOR UNDER THIS GUARANTY, THAT THE AGENT, THE LESSOR OR ANY OTHER PERSON STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE AGREEMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT THE CALIFORNIA ONE-FORM-OF-ACTION AND ANTI-DEFICIENCY LAWS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE Section Section 580A, 580B, 580D AND 726.


           (b) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER CONTAINED HEREIN AND WITHOUT IMPAIRING THE PARTIES' CHOICE OF FLORIDA LAW TO GOVERN THIS GUARANTY (AS SET

      FORTH ABOVE), THE GUARANTOR HEREBY WAIVES (SUBJECT TO SECTION 9(C) ABOVE) ALL OF THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AND ANY OTHER RIGHTS AND DEFENSES AVAILABLE TO THE GUARANTOR BY REASON OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855, INCLUSIVE, INCLUDING (I) ANY GUARANTY BY REASON OF AN ELECTION OF REMEDIES BY THE LESSOR, THE AGENT OR ANY OTHER PERSON, AND (II) ANY RIGHTS OF DEFENSES THE GUARANTOR MAY HAVE BY REASON OF PROTECTION AFFORDED TO THE BORROWER, THE LESSEE OR ANY OTHER PERSON WITH RESPECT TO THE OBLIGATIONS GUARANTEED HEREBY PURSUANT TO THE ANTIDEFICIENCY OR OTHER LAWS OF THE STATE OF CALIFORNIA LIMITING OR DISCHARGING THE LESSEE'S OR THE BORROWER'S INDEBTEDNESS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580A, 580B, 580D OR 726. THE GUARANTOR'S WAIVER OF DEFENSES UNDER CLAUSE (I) ABOVE IS MADE EVEN THROUGH AN ELECTION OF REMEDIES BY THE LESSOR, THE AGENT OR ANY OTHER PERSON SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, DESTROYS THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE LESSEE, THE BORROWER OR ANY OTHER PERSON BY THE OPERATION OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580D OR OTHERWISE.


                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                                     GUARANTOR:


                                     WACKENHUT CORRECTIONS CORPORATION




                                     By: _____________________________________
                                     Name:  John G. O'Rourke
                                     Title: Senior Vice-President/
                                            Treasurer/Chief Financial Officer





                                     ADMINISTRATIVE AGENT:


                                     NATIONSBANK, NATIONAL ASSOCIATION,
                                     as Administrative Agent


                                     By: _____________________________________
                                     Name:  Maria P. Conroy
                                     Title: Senior Vice President


                         SIGNATURE PAGE 1 OF 1